SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             THE GRAND UNION COMPANY
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             The Grand Union Company
                            201 Willowbrook Boulevard
                          Wayne, New Jersey 07470-0966

                                                               November 3, 1997

To our Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of The Grand Union Company, to be held Thursday, November 20, 1997, at 10:00 a.m. at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card as soon as possible and return it in the envelope provided.

     On behalf of the Board of Directors, I would like to thank you for your continued support and look forward to seeing you on November 20th.

                               Sincerely,

                               J. Wayne Harris

                               Chairman of the Board and Chief Executive Officer

                             The Grand Union Company
                            201 Willowbrook Boulevard
                          Wayne, New Jersey 07470-0966

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                November 20, 1997

TO THE STOCKHOLDERS OF THE GRAND UNION COMPANY:

         The Annual Meeting of Stockholders of The Grand Union Company (the "Company") will be held at the Sheraton Crossroads Hotel, One International
Boulevard, Mahwah, New Jersey 07495, beginning at 10:00 a.m. on Thursday, November 20, 1997, for the following purposes, as more fully described in the accompanying Proxy Statement:

          (1) To elect the following ten (10) nominees to serve as directors: J. Wayne Harris, Roger E. Stangeland, James J. Costello, Jordan H. Krimstein, Mark H. Manski, Clifford A. Miller, Geoffrey T. Moore, Gary M. Philbin, Martha A. Pritchard, J. Richard Stonesifer.

          (2) To approve the Associate Stock Purchase Plan (the "ASPP") which will allow Company associates an opportunity to purchase common stock of the Company through payroll deduction and direct purchase.

          (3) To approve the Executive Annual Incentive Bonus Plan (the "Bonus Plan") in order to qualify certain incentive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

          (4) To approve amendments to the Company's 1995 Equity Incentive Plan (the "Employee Plan") to increase the number of shares issuable under the Employee Plan to an aggregate of 6,000,000 and to increase the number of shares and stock appreciation rights issuable under the Employee Plan to any individual to an aggregate of 2,000,000.

          (5) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending March 28, 1998.

          (6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on October 28, 1997, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder for purposes germane to the meeting, during ordinary business hours, for ten (10) days prior to the meeting at the Company's offices, 201 Willowbrook Boulevard, Wayne, New Jersey, and at the place of the meeting for the ten (10) days prior to the meeting. The meeting will be open to all stockholders of record and proxyholders, and to others by invitation only. Beneficial owners of shares held by a broker or nominee must bring with them or have delivered to the Company an appropriate proxy from their broker to vote such shares.

By Order of the Board of Directors
                                          Donald C. Vaillancourt
                                          Corporate Vice President and Secretary

November 3, 1997

     PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING.

                             THE GRAND UNION COMPANY
                            201 Willowbrook Boulevard
                             Wayne, New Jersey 07470

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of The Grand Union Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Crossroads Hotel, One International Place, Mahwah, New Jersey, beginning at 10:00 a.m. on November 20, 1997, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     These proxy solicitation materials, and the Annual Report to Stockholders for the fiscal year ended March 29, 1997, including financial statements, are being first mailed on or about November 3, 1997, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

     Stockholders of record at the close of business on the record date, October 28, 1997, are entitled to notice of and to vote at the Annual Meeting. The Company has three classes of voting equity securities outstanding: Common Stock, $.01 par value ("Common Stock"), Class A Convertible Preferred Stock, $1.00 par value ("Preferred Stock A"), and Class B Convertible Preferred Stock, $1.00 par value ("Preferred Stock B" and collectively with the Preferred Stock A, the "Preferred Stock"). At the close of business on the record date, 10,000,000 shares of Common Stock, 1,300,566 shares of Preferred Stock A and 800,000 shares of Preferred Stock B were issued and outstanding.

Voting and Revocability of Proxies

     Any proxy given in the form accompanying this proxy statement may be revoked or superseded by the person giving it prior to exercise. A proxy may be revoked by delivering to the Secretary of the Company a later dated proxy or a written notice of revocation, or by attending the Annual Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" approval of the Associate Stock Purchase Plan (the "ASPP"), "FOR" approval of the Executive Annual Incentive Bonus Plan (the "Bonus Plan"), "FOR" the amendments to the 1995 Equity Incentive Plan (the "Employee Plan"), "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's accountants for the current fiscal year, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

     Any stockholder present at the meeting may withdraw his or her proxy and vote in person on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee must bring with them or cause to be delivered to the Company a proxy from that broker or nominee in order to vote those shares.

     Each holder of shares of Common Stock outstanding at the record date will be entitled to one vote for each share of Common Stock held, and each holder of shares of Preferred Stock outstanding on the record date will be entitled to the number of votes equal to the number of shares of Common Stock into which all shares of Preferred Stock A or Preferred Stock B held by the same holder are convertible. Shares of Preferred Stock outstanding on the record date are convertible at a conversion ratio of 6.8966 shares of Common Stock for each share of Preferred Stock A and at a conversion ratio of 20.8333 shares of Common Stock for each share of Preferred Stock B. If more than one share of Preferred Stock is held by any holder of Preferred Stock, the total number of votes which such holder shall be entitled to cast shall be computed on the basis of conversion of the total number of shares of Preferred Stock held by such holder, with any then remaining fractional share disregarded. Any such disregarded fractional shares will also be disregarded for purposes of determining a quorum, and for purposes of determining the number of votes necessary to approve a proposal and whether such proposal has been approved. With respect to the shares outstanding at the close of business on the record date, holders of the Common Stock are entitled to an aggregate of 10,000,000 votes, holders of Preferred Stock A are entitled to an aggregate of 8,969,483 votes and holders of Preferred Stock B are entitled to an aggregate of 16,666,640 votes for a combined aggregate of 35,636,123 votes entitled to be cast with respect to matters presented at the Annual Meeting.

     Members of the Board of Directors shall be elected by a plurality of the votes cast, with all shares of Common Stock and Preferred Stock voting together. The affirmative vote of a majority of the votes cast on the matter by holders of shares of Common Stock, Preferred Stock A and Preferred Stock B, voting together, shall be necessary to approve and adopt the ASPP and the Bonus Plan, to approve and adopt the amendments to the Employee Plan, and to ratify the appointment of the Company's independent accountants. With respect to any other matter that may properly come before the Annual Meeting, each holder of shares of Common Stock or Preferred Stock will generally have the rights described above, except where applicable law or the Company's Certificate of Designation of Preferred Stock provide otherwise.

     The presence in person or by proxy of shares entitled to cast a majority of the votes of all outstanding shares is necessary to establish a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting is discussed under each proposal, where applicable.

Solicitation of Proxies

     The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting. The Company has retained Corporate Investors Communications, Inc. to assist in the solicitation of proxies for a fee of $4,500, plus reimbursement of out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, telegram or any other means of communication.

Security Ownership By Certain Beneficial Owners and Management

     Set forth below is certain information as of October 15, 1997 (except as otherwise indicated), regarding the beneficial ownership of the Company's Preferred Stock and Common Stock by (i) any person known by the Company to beneficially own more than 5% of any class of voting securities of the Company;
(ii) each director and nominee for director; (iii) each of the Named Executive Officers (as defined below) identified in the Summary Compensation Table; and
(iv) all directors and executive officers as a group. Included in the table are shares that the holder has the right to acquire within 60 days from the date above. Except as indicated otherwise, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock and Preferred Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws. Unless otherwise indicated, the address for all natural persons listed in the table below is c/o The Grand Union Company, 201 Willowbrook Boulevard, Wayne, New Jersey 07470.


Name of Beneficial Owner                               Amount and
                                                        Nature of
                                                       Beneficial      Percent
                                                      Ownership(1)   of Class(1)
                                                      ------------   -----------
Preferred Stock A
-----------------

   Trefoil Capital Investors II, L.P. ..........      620,212(2)(3)      47.69%
GE Investment Private Placement Partners II,
  A Limited Partnership ........................      620,212(3)(4)      47.69%
The Stangeland Family Limited Partnership ......       60,142(5)          4.62%

Preferred Stock B
-----------------
   Trefoil Capital Investors II, L.P. ..........      400,000(2)(3)      50.00%
   GE Investment Private Placement Partners II,       400,000(3)(4)      50.00%
     A Limited Partnership

Common Stock
------------
   Trefoil Capital Investors II, L.P. ..........   12,610,674(2)(3)      35.81%
   GE Investment Private Placement Partners II,    12,610,674(3)(4)      35.81%
     A Limited Partnership
   Zurich Kemper Investments ..................       922,683(6)          9.23%
   Putnam Investments, Inc. ....................    3,111,694(7)         31.12%
   Putnam Investment Management, Inc. ..........    3,069,741(7)         30.70%
   Putnam Diversified Income Trust (High Yield)       539,505(7)          5.40%
   Putnam High Yield Trust (Equity Convertible)     1,688,770(7)         16.89%
   Merrill Lynch & Co., Inc. ...................      768,827(8)          7.69%
   Merrill Lynch Group, Inc. ...................      768,827(8)          7.69%
   Princeton Services, Inc. ....................      768,827(8)          7.69%
   Fund Asset Management, L.P. .................      627,434(8)          6.27%
   Merrill Lynch Corporate Bond Fund, Inc. .....      521,389(8)          5.21%
   Roger E. Stangeland .........................      435,775(5)(9)       4.18%
   James J. Costello ...........................        8,733(10)             *

   Clifford A. Miller ..........................        3,333(10)             *
   Geoffrey T. Moore ...........................        3,333(10)             *
   J. Richard Stonesifer .......................        3,333(10)             *
   J. Wayne Harris .............................      650,000(11)         6.10%
   Gary M. Philbin .............................      150,000(11)         1.48%
   Gilbert C. Vuolo ............................       26,560(11)             *
   Francis E. Nicastro .........................        9,800(11)             *
   Donald C. Vaillancourt ......................       13,300(11)             *
   William E. Kinslow ..........................        5,800(11)             *
   Joseph J. McCaig ............................       57,800(12)             *
   William A. Louttit ..........................       12,906(11)             *
   Darrell W. Stine ............................        6,906(13)             *
   Kenneth R. Baum .............................       11,720(11)             *
   All Directors and Executive Officers as a
   group (11 persons) ..........................    1,304,167(14)        11.61%

-----------
*        Less than 1%.

     (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as applied by Item 403 of Regulation S-K. Pursuant to these rules, percentage ownership is calculated by including in the numerator and the denominator for a beneficial owner shares which such owner has the right to acquire within 60 days.

     (2) The general partners of Trefoil Capital Investors II, L.P. ("Trefoil") are Trefoil Investors II, Inc., a Delaware corporation ("Trefoil II"), and Sigma Hedge Partners, G.P., a Delaware partnership ("Sigma"). Trefoil II is the managing general partner of Trefoil. The general partners of Sigma are Delta PT Investors Corporation, a Delaware
          corporation ("Delta"), and Epsilon Equities, Inc., a Delaware corporation ("Epsilon"), each of which is wholly owned by the General Electric Pension Trust, a New York common law trust ("GEPT"). The principal executive offices of Trefoil and Trefoil II are located at 4444 Lakeside Drive, Burbank, California 91505. The principal executive offices of Sigma, Delta, Epsilon and GEPT are located at 3003 Summer Street, P.O. 7900, Stamford, Connecticut 06904. Sigma, Delta, Epsilon and the Trustees of GEPT each holds shared dispositive power over the shares of Preferred Stock held by Trefoil and the shares of Common Stock into which such shares of Preferred Stock are convertible. Trefoil II holds sole voting power, and Sigma, Delta, Epsilon and GEPT hold no voting power, with respect to the shares of Preferred Stock held by Trefoil and the shares of Common Stock into which such shares of Preferred Stock are convertible.

     (3) Trefoil and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI" and, collectively with Trefoil, the "Investors") may be deemed to beneficially own all of the shares of Preferred Stock held by the Investors due to a Stockholders Agreement between the Investors pursuant to which the Investors have each agreed to certain joint action relating to voting and disposition of the Preferred Stock and the Common Stock issuable on conversion of the Preferred Stock. Each share of Preferred Stock A is convertible into 6.8966 shares of Common Stock, and each share of Preferred Stock B is convertible into 20.8333 shares of Common Stock.

     (4) GE Investment Management Incorporated, a Delaware corporation ("GEIM"), serves as the managing general partner of GEI. GEIM is a wholly owned subsidiary of General Electric Company and a registered investment advisor. The principal executive offices of GEI, GEIM and General Electric Company are located at

          3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904. GEIM is the managing general partner of GEI and holds sole voting power.

     (5) The Roger and Lilah Stangeland Living Trust (the "Trust") serves as general partner for The Stangeland Family Limited Partnership, a limited partnership for the benefit of Roger and Lilah Stangeland (the "Stangeland Partnership"). Mr. Stangeland and his wife serve as co-trustees of the Trust. Pursuant to a stockholder agreement among the Company, the Investors and the Stangeland Partnership, the Stangeland Partnership has granted to the Investors certain take-along rights, and the Investors have granted to the Stangeland Partnership certain tag-along rights, with respect to such shares. Solely to the extent any of such take-along or tag-along rights may be exercised, the Stangeland Partnership and the Investors share dispositive power with respect to such shares. Mr. Stangeland shares with his wife voting and dispositive power with respect to all shares held by the Stangeland Partnership.

     (6) Such information is as of December 31, 1996 and is based upon the information provided in the Schedule 13G filed by Zurich Kemper Investments, Inc. on February 12, 1997.

     (7) Such information is as of December 31, 1996 and is based upon the information provided in the Schedule 13G filed by Putnam Investments, Inc., Putnam Investment Management, Inc., Putnam Diversified Income Trust, and Putnam High Yield Trust (Equity Convertible) on January 29, 1997. Putnam Investments, Inc. wholly owns the registered investment adviser Putnam Investment Management, Inc. Shares of Common Stock beneficially owned by Putnam Investments, Inc. consist of shares held by various investment funds and other institutional investors for which Putnam Investment Management, Inc., or affiliated entities act as investment advisers, including but not limited to shares held by Putnam Diversified Income Trust, whose holdings are also separately reported in the table. The address for each of the Putnam entities is One Post Office Square, Boston, MA 02109. All of such shares are held with shared dispositive power and no voting power.

     (8) Such information is as of December 31, 1996 and is based upon the information provided in the Schedule 13G filed by Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Fund Asset Management, L.P. and Merrill Lynch Corporate Bond Fund, Inc. on January 31, 1997. Merrill Lynch & Co., Inc. ("ML&Co.") and Merrill Lynch Group, Inc. ("ML Group") are parent holding companies, Fund Asset Management, L.P., ("FAM") is a registered investment advisor and Merrill Lynch Corporate Bond Fund, Inc. (the "Fund") is a registered investment company. Shares of Common Stock beneficially owned by ML&Co. and ML Group consist of shares held by holdings of the Fund and various other investment funds and investment companies for which FAM and other entities affiliated with ML&Co. and ML Group act as investment advisors. The address of each of ML&Co. and ML Group is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and the address of each of FAM, Princeton Services, Inc., and the Fund is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. All of such shares are held with shared voting and dispositive power.

     (9) Such shares consist of (i) 6,000 shares subject to acquisition by Mr. Stangeland pursuant to options exercisable under the 1995 Non-Employee Directors' Stock Option Plan, (ii) 10,000 shares of Common Stock owned by the Stangeland Partnership, (iii) 414,775 shares of Common Stock into which the shares of Preferred Stock A owned by the Stangeland Partnership are convertible, and (iv) 5,000 shares of Common Stock owned by The Roger E. and Lilah M. Stangeland Foundation (the "Foundation"). Mr. Stangeland has sole voting and dispositive power with respect to the shares held by the Foundation.

     (10) Represents shares subject to acquisition pursuant to options exercisable under the 1995 Non-Employee Directors' Stock Option Plan, and, for Mr. Costello, 5,400 additional shares that he purchased outright.

     (11) Represents   shares  subject  to   acquisition   pursuant  to  options
          exercisable under the Employee Plan, and, for Mr. Harris, 50,000 additional shares that he purchased outright.

     (12) Includes 47,800 shares subject to acquisition pursuant to options exercisable under the Employee Plan.

     (13) Includes 3,906 shares subject to acquisition pursuant to options exercisable under the Employee Plan.

     (14) Includes 799,660 shares subject to acquisition pursuant to options exercisable under the Employee Plan and 19,332 shares subject to acquisition pursuant to options exercisable under the 1995 Non-Employee Directors' Stock Option Plan.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Director Nominees and Executive Officers

         The names, ages and present principal occupations of the directors and executive officers of Grand Union as of October 15, 1997, are set forth below.

Name                                   Age                            Positions
----                                   ---                            ---------
J. Wayne Harris......................  58   Director, Chairman and Chief Executive Officer
Gary M. Philbin......................  40   Director, President and Chief Merchandising Officer
Jeffrey P. Freimark..................  42   Executive Vice President, Chief Financial and Administrative
                                            Officer
Gilbert C. Vuolo.....................  53   Senior Vice President, Human Resources and Labor Relations
Francis E. Nicastro..................  55   Corporate Vice President and Treasurer
Donald C. Vaillancourt...............  53   Corporate Vice President, Public Affairs Counsel and
                                            Secretary
Roger E. Stangeland..................  68   Director
James J. Costello....................  67   Director
Jordan H. Krimstein..................  67   Director
Mark H. Manski.......................  46   Director
Clifford A. Miller...................  68   Director
Geoffrey T. Moore....................  40   Director
Martha A. Pritchard..................  42   Director
J. Richard Stonesifer................  61   Director


     Mr. Harris has been a Director, Chairman and Chief Executive Officer of the Company since August 1, 1997. From September, 1992 until joining the Company, Mr. Harris served as: Senior Vice President, North East Operations, The Great Atlantic and Pacific Tea Company ("A&P"), a leading supermarket chain; Executive Vice President and Chief Operating Officer for A&P's US Operations; and, most recently, Chairman and Chief Executive Officer of A&P Canada, Ltd. Between 1986 and 1992, Mr. Harris was President of the Cincinnati/Dayton Division of the Kroger Company.

     Mr. Philbin has been a Director of the Company since October 30, 1997, and was elected President and Chief Merchandising Officer of the Company on October 3, 1997. From June, 1996 until joining the Company, Mr. Philbin was Executive Vice President in charge of Merchandising and Operations for the Cub Food Store Division of SuperValu, Inc. Before joining Cub Foods, Mr. Philbin was Vice President of Merchandising with the Waldbaum's Division of A&P from July, 1993. Prior to his employment with Waldbaum's, Mr. Philbin served in merchandising and operations capacities with the Kroger Company commencing in January, 1990.

     Mr.  Freimark was named  Executive  Vice  President,  Chief  Financial  and
Administrative Officer of the Company on March 3, 1997. Prior to joining the Company, Mr. Freimark served as Executive Vice President and Chief Financial Officer of Pueblo Xtra International, Inc., a leading supermarket chain in the Commonwealth of Puerto Rico and the Territory of the U.S. Virgin Islands, from 1992 and as Senior Vice President, Finance, Administration and Treasurer beginning in 1986. Prior to that he was Vice President-Finance and Corporate Secretary of Kings Super Markets, Inc., a New Jersey supermarket chain.

     Mr. Vuolo was appointed Senior Vice President, Human Resources and Labor Relations, effective April 1, 1996. Prior to that, he served as Corporate Vice President, Personnel and Labor Relations, and Vice President, Labor Relations, from 1989 to 1994. Mr. Vuolo has been with the Company for 35 years.

     Mr. Nicastro has been Corporate Vice President and Treasurer of the Company since September 1989. Prior to that, he spent 20 years with the Singer Company, the last three of which were as Treasurer.

     Mr. Vaillancourt has been Corporate Vice President, Public Affairs Counsel and Secretary since June, 1997. Prior to that he served in the following capacities with the Company: effective January, 1985 - Corporate Vice President, Corporate Communications and Consumer Affairs; effective February, 1980 - Vice President, Corporate Communications and Consumer Affairs; effective October, 1976 - Director, Corporate Communications and Consumer Affairs; and effective December, 1971 - Assistant to the Director of Public Relations.

     Mr. Costello has been a Director of the Company since September 17, 1996. Mr. Costello was employed with the General Electric Company, a conglomerate, for 35 years, and as Comptroller (Chief Accounting Officer) for 12 years prior to his retirement in 1992.

     Mr. Krimstein has been a Director since October 30, 1997. Mr. Krimstein currently serves as the National President of the School of the Art Institute of Chicago Alumni Association and is a member of the School's Board of Governors. In 1995, Mr. Krimstein retired from his position as Executive Vice President and Executive Creative Director for the Chicago office of Campbell, Mithun, Esty, Inc., a large advertising agency headquartered in Minneapolis, Minnesota. Mr. Krimstein was with Campbell, Mithun, Esty, Inc. for 38 years in a variety of positions.

     Mr. Manski has been Director since October 30, 1997. Mr. Manski has been President and Founder of the RoundHill Group, Ltd., since 1994. The firm specializes in strategic, operational, management and financial advisory services to middle market companies. From 1993 to 1994, Mr. Manski was President and Chief Executive Officer of The Direct Marketing Group, Inc. ("DMG"), a large independent full service direct response marketing firm. From 1983 until joining DMG, Mr. Manski was with IBJ Schroder Bank & Trust Company, where he was a Senior Vice President and deputy head of the bank's Credit Division.

     Mr. Miller has been a Director of the Company since September 17, 1996. Mr. Miller has served as a Senior Consultant to Shamrock Holdings, Inc. since 1978. From December 1986 through December 1991, Mr. Miller served as an Executive Vice President and a Director of Great Western Financial Corporation and Great Western Bank, both financial institutions. Mr. Miller currently serves as a Director of First American Corporation.

     Mr. Moore has been a Director of the Company since September 17, 1996. Mr. Moore has been a Managing Director of Shamrock Capital Advisors, Inc., an investment management company, since March 1992. From 1985 to 1992 he was an investment banker with PaineWebber Incorporated. He currently serves as a Director of Cascadian Farms, Inc., an organic foods manufacturer.

     Ms. Pritchard has been a Director since October 30, 1997. Ms. Pritchard is a Principal of Bick Capital Advisors, Inc., a financial advisory firm. From 1995 to 1997, Ms. Pritchard was a founding partner and Managing Director, Head of High Yield Bond Sales for Toronto Dominion Securities (USA), Inc. From 1991 to 1994, Ms. Pritchard was Vice President, High Yield Bond Sales with Salomon Brothers, Inc. Prior to that , Ms. Pritchard worked with Dillon, Read & Co., Inc., Salomon Brothers, Inc, and The Bank of New York.

     Mr. Stangeland has been Chairman Emeritus since August 1, 1997, and a Director of the Company since June 15, 1995. Mr. Stangeland also served as Chairman of the Company from June 15, 1995 until August 1, 1997 and as the Company's interim Chief Executive Officer from May 1997 until August 1, 1997. From May 1994 to April 1997, Mr. Stangeland was a Director and Chairman Emeritus of The Vons Companies, Inc. ("Vons"), a large supermarket chain based in Southern California. From January 1986 through May 1994, he was Chief Executive Officer and Chairman of the Board of Vons. Mr. Stangeland is a past Chairman of the Board of the Food Marketing Institute, a national supermarket trade organization.

     Mr. Stonesifer has been a Director of the Company since September 17, 1996. Mr. Stonesifer was employed with the General Electric Company, a conglomerate, for 37 years, serving most recently as President and Chief Executive Officer of GE Appliances, and an executive officer and Senior Vice President of the General Electric Company, from January 1992 until his retirement in 1996.

     Executive officers of the Company are appointed and serve at the discretion of the Board of Directors. Each director of the Company is elected for a period of one year and will serve until his successor is duly elected and qualified.

     In addition, the following individuals served as directors or executive officers of the Company during Fiscal 1997:

Name                                                    Positions                                                Served through
----                                                    ---------                                                --------------
William E. Kinslow.........................  Corporate Vice President, Management Information Systems          October 3, 1997
William G. Kagler........................... Director                                                          August 26, 1997
Daniel E. Josephs.                           Director                                                          August 8, 1997
David Y. Ying............................... Director                                                          July 28, 1997
John W. Schroeder........................... Vice President, General Counsel and Secretary                     May 15, 1997
Joseph J. McCaig...........................  Director, President and Chief Executive Officer                   May 7, 1997
Darrell W. Stine...........................  Executive Vice President-Operations                               March 29, 1997
William A. Louttit.........................  Executive Vice President and Chief Operating Officer              February 18, 1997
                                             Director                                                          September 17, 1996
Kenneth R. Baum............................  Senior Vice President, Chief Financial Officer and Secretary      January 3, 1997
Douglas T. McClure, Jr.....................  Director                                                          September 17, 1996

Nominees

     Ten (10) directors have been nominated for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten (10) nominees named below, all of whom are currently directors of the Company. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who the proxy holders in their discretion may designate to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The election of directors shall be by the affirmative vote of the votes represented by shares present in person or represented by proxy at the Annual Meeting, with Common Stock and Preferred Stock voting together. The ten persons receiving the greatest number of votes will be elected as directors. There is no cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR: J. Wayne Harris, Roger
E. Stangeland, James J. Costello, Jordan H. Krimstein, Mark Manski, Clifford A. Miller, Geoffrey T. Moore, Gary M. Philbin, Martha A. Pritchard, J. Richard Stonesifer.

Board Meetings and Committees

     From June 15, 1996 until September 17, 1996, the Board was composed of Messrs. Stangeland, McCaig, Josephs, Kagler, Louttit, Ying and McClure. Pursuant to the Stock Purchase Agreement (as defined below) Mr. Louttit and Mr. McClure resigned from the Board effective September 17, 1996, and Messrs. Costello, Miller, Moore, and Stonesifer were elected by the remaining directors. Since the end of the fiscal year ended March 29, 1997, Messrs. McCaig, Ying, Josephs and Kagler have each resigned from the Board, effective May 7, 1997, July 28, 1997, August 8, 1997, and August 26, 1997, respectively. Each director serves until the next annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

     The Board of Directors of the Company held sixteen (16) meetings during the fiscal year ended March 29, 1997. During the fiscal year ended March 29, 1997, each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     The Board of Directors has a Compensation Committee and an Audit Committee, but does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

     The Audit Committee reviews the results and scope of audits and other services provided by the Company's independent auditors and considers other matters related to the financial condition of the Company. During the fiscal year ended March 29, 1997, the Audit Committee held a total of three (3) meetings. At the close of the fiscal year ended March 29, 1997, the Audit Committee consisted of Mr. Costello (chairman), Mr. Josephs, and Mr. Ying. The Company anticipates that, if elected, Mr. Costello (chairman), Mr. Krimstein and Ms. Pritchard will serve on the Audit Committee.

     The Compensation Committee sets the compensation for the chief executive officer, makes recommendations concerning salaries and incentive compensation for executive officers and key personnel and administers the Employee Plan and, if approved, the Bonus Plan. Members of the Compensation Committee are eligible to receive formula-based awards made under the terms of the 1995 Non-Employee Directors' Stock Option Plan. During the fiscal year ended March 29, 1997, the Compensation Committee held a total of four (4) meetings. At the close of the fiscal year ended March 29, 1997, the Compensation Committee consisted of Mr. Kagler (chairman), Mr. Miller and Mr. Stonesifer. The

Company anticipates that, if elected, Mr. Miller (chairman), Mr. Stonesifer, and Ms. Pritchard will serve on the Compensation Committee.

Executive Compensation

     The following table sets forth compensation paid or accrued by the Company during the three fiscal years ended March 29, 1997 ("Fiscal 1997"), March 30, 1996 ("Fiscal 1996") and April 1, 1995 ("Fiscal 1995"), to the Company's Chief Executive Officer, four other executive officers, and two other executive officers who separated from the Company during Fiscal 1997, whose salary and bonus exceeded $100,000 for Fiscal 1997 (collectively, the "Named Executive Officers"), for services rendered to the Company and its subsidiaries in all capacities during such three fiscal year period:

                                                                                    Long Term
                                                                                   Compensation
                                                  Annual Compensation                 Awards
                                                                                    Securities
                                                                                    Underlying                  All Other
Name and Principal Position      Year         Salary($)         Bonus ($)(1)      Options/SARs(#)          Compensation ($)(2)
---------------------------      ----         ---------         ------------      ---------------          -------------------
Joseph J. McCaig...........       1997         538,462            39,939                0                        13,221
  President and Chief             1996         454,310            90,000              47,800                    181,786
  Executive Officer               1995         502,165            22,493                0                       980,968

Darrell W. Stine...........       1997         305,927             8,314                0                         8,028
  Executive Vice President-       1996         281,142            56,780              19,000                     40,070
  Operations                      1995         257,077            18,000                0                       621,911

Gilbert C. Vuolo...........       1997         188,715                 0                0                         4,920
  Senior Vice President,          1996         145,792            29,440              6,560                       4,244
  Human Resources                 1995         132,885             6,231                0                         4,450

Francis E. Nicastro........       1997         160,484                 0                0                         6,355
   Corporate Vice                 1996         149,858            36,838              5,800                       4,411
   President and                  1995         133,018            22,011                0                         5,090
   Treasurer


William E. Kinslow.........       1997         147,691             11,062                0                         5,821
  Corporate Vice                  1996         134,399             40,182              5,800                       5,460
   President,                     1995         129,992             25,963                0                         5,096
  Management   Information
  Systems

William A. Louttit.........       1997         371,950             13,888                0                        590,993
  Executive Vice  President       1996         354,019             71,540              28,000                      82,742
  and Chief Operating             1995         335,669             15,037                0                        437,355
  Officer

Kenneth R. Baum............       1997         177,931                  0                0                        224,052
  Senior Vice President,          1996         203,654             42,000              11,720                       9,392
  Chief Financial Officer         1995         152,769              7,154                0                         31,691
  and Secretary

-----------

The "Other Annual Compensation" column was omitted since the aggregate amount of perquisites and other personal benefits in respect of Fiscal 1997, Fiscal 1996, and Fiscal 1995 is less than the lower of $50,000 or 10% of the total annual salary and bonus reported for each of the Named Executive Officers and no other compensation of the type required to be described in the "Other Annual Compensation" column was paid in Fiscal 1997, Fiscal 1996, or Fiscal 1995.

(1) Included in the "Bonus" column for Fiscal 1995 are amounts paid during Fiscal 1996 for performance in Fiscal 1995. All amounts included in the "Bonus" column for Fiscal 1996 are retention payments paid to the Named Executive Officers for their remaining in the Company's employ from the bankruptcy through the end of Fiscal 1996. Included in the "Bonus" column for Fiscal 1997 are amounts paid during the fiscal year ending March 28, 1998 for performance in Fiscal 1997.

(2) "All Other Compensation" includes the following: (i) contributions to the Company's Savings Plan under Section 401(k) made by the Company in Fiscal 1997, Fiscal 1996, and Fiscal 1995, respectively, for each of the named executive officers as follows: Mr. McCaig - $1,875, $1,414, and $1,455; Mr. Stine - $1,587, $1,563, and $1,547; Mr. Vuolo - $1,598, $1,516, and $1,526;
     Mr. Nicastro -$1,543,  $520, and $1,482;  Mr.  Kinslow-$1,506,  $1,470, and
     $1,486;  Mr.  Louttit - $1,668,  $1,526,  and $765;  and Mr. Baum - $3,480,
     $1,546, and $1,525; and (ii) premium payments for life insurance made by the Company in Fiscal 1997, Fiscal 1996, and Fiscal 1995, respectively, for each of the named executive officers as follows: Mr. McCaig - $11,346, $10,843, and $31,090; Mr. Stine - $6,441, $7,795, and $13,522; Mr. Vuolo -
     $3,322,  $2,416, and $2,612; Mr. Nicastro - $4,812, $4,811, and $3,891; Mr.
     Kinslow-$4,526,  $4,315,  and $3,990;  Mr.  Louttit - $3,325,  $4,795,  and
     $10,013; and Mr. Baum - $2,172, $2,741, and $3,302. The Fiscal 1997 amounts for Messrs. Louttit and Baum include payments connected with their separation from the Company, in the following amounts: Mr. Louttit-$586,000 and Mr. Baum- $218,400. The Fiscal 1996 and Fiscal 1995 amounts for Messrs. McCaig, Stine, Louttit, and Baum also include the value of securities distributed from custodial accounts established pursuant to non-competition and confidentiality agreements entered into by Messrs. McCaig, Stine, Louttit, and Baum in August 1993. Such amounts were distributed as a result of the Company's filing for bankruptcy in 1995, and offset the Company's obligations to such executives under The Grand Union Company Supplemental Retirement Program for Key Executives. Such distributions were made in Fiscal 1996 and Fiscal 1995, respectively, in the following amounts:

     Mr. McCaig - $169,217 and $948,423;  Mr. Stine - $30,401 and $606,842;  Mr.
     Louttit - $76,109 and $426,577; and Mr. Baum - $4,793 and $26,864.

Harris Employment Agreement

     Mr. Harris, the Company's Chairman and Chief Executive Officer, is employed by the Company pursuant to a four-year employment agreement dated as of August 1, 1997 (the "Harris Employment Agreement"). Pursuant to the Harris Employment Agreement, Mr. Harris is entitled to receive (a) an annual salary of $600,000 (prorated during the first and last fiscal years during the term of the agreement); (b) bonus compensation determined in accordance with the Company's Bonus Plan (i) for the fiscal year ended March 28, 1998, up to a maximum bonus equal to 120% of his base salary paid for such period, and subject to a guaranteed minimum bonus for such period equal to 75% of the base salary actually paid to him during such period and (ii) during the remaining term of the Harris Employment Agreement, with a bonus of at least 100% of Mr. Harris's base salary, subject to achievement by the Company of performance targets determined by the Compensation Committee of the Company's Board of Directors; and (c) payment or reimbursement of the costs of maintaining a residence near the Company's principal executive offices (and/or relocation expenses if Mr. Harris relocates to a permanent residence near the Company's principal executive offices) and weekly roundtrip airfare for travel between such residence and another residence maintained by Mr. Harris.

     In connection with the execution of the Harris Employment Agreement, Mr. Harris was also granted options under the Employee Plan (subject to approval of an amendment to the Employee Plan hereinafter described in this Proxy Statement) to purchase an aggregate of 1,250,000 shares of the Company's Common Stock at the prices and on the terms described herein and in the Employee Plan. Except as otherwise noted, all of the options are exercisable for ten years from the date of grant, unless earlier terminated. Such options become exercisable as follows:
(i) options to purchase 500,000 shares at an exercise price equal to $1.375 (the closing price as reported by NASDAQ-National Market on August 1, 1997), which became exercisable immediately; (ii) options to purchase 100,000 shares at an exercise price equal to $1.375, which become exercisable immediately upon approval by stockholders of the Company of an amendment to the Employee Plan as described in this Proxy Statement as Proposal Four; (iii) options to purchase 200,000 shares at an exercise price equal to $1.375, which shall become exercisable if and when the Company shall have earnings before interest, tax, depreciation and amortization expense ("EBITDA") of an aggregate of at least $147 million for any 13 continuous 4 week fiscal reporting periods commencing after August 1, 1997 and ending on or before the end of the Company's fiscal year ending in 2000; (iv) options to purchase 150,000 shares at an exercise price equal to $2.375, which become exercisable on and after August 1, 1998; (v) options to purchase 150,000 shares at an exercise price equal to $3.375, which become exercisable on and after August 1, 1999; and (vi) options to purchase 150,000 shares at an exercise price equal to $4.375, which become exercisable on and after August 1, 2000.

     Pursuant to the Harris Employment Agreement, Mr. Harris will be credited with 11 additional years of service for purposes of the Company's Supplemental Retirement Plan for Key Executives, if he retires at age 62 from the Company. If Mr. Harris does not complete the term of the Harris Employment Agreement or if he works additional years after completing the term of the Harris Employment Agreement, he will be credited with a different number of years of additional service. Mr. Harris is also entitled to other employee benefits which the Company believes to be customary for executives in Mr. Harris's position, and he and the Company have agreed to rights of termination, payments and other benefits on termination under certain circumstances, confidentiality, and non-competition, in each case which the Company believes to be customary for agreements with executives in Mr. Harris's position.

Philbin Employment Agreement

         Mr. Philbin, the Company's President and Chief Merchandising Officer, is employed by the Company pursuant to a four-year employment agreement dated as of October 3, 1997 (the "Philbin Employment Agreement"). Pursuant to the Philbin Employment Agreement, Mr. Philbin is entitled to receive (a) an annual salary of $350,000 (prorated during the first and last fiscal years during the term of the agreement); (b) bonus compensation determined in accordance with the Company's Bonus Plan (i) for the fiscal year ended March 28, 1998 subject to a guaranteed minimum bonus for such period equal to 100% of the base salary actually paid to him during such period and (ii) during the remaining term of the Philbin Employment Agreement, with a bonus target of up to 100% of Mr. Philbin's base salary if the Company achieves the performance targets determined by the Compensation Committee of the Company's Board of Directors; and (c) payment or reimbursement of the costs of travel by Mr. Philbin and his immediate family between the New York/New Jersey metropolitan area and the Midwestern United States. In connection with the execution of the Philbin Employment Agreement, Mr. Philbin received an interest-free loan from the Company in the amount of $225,000, repayable upon the expiration or earlier termination of the Philbin Employment Agreement.

     In connection with the execution of the Philbin Employment Agreement, Mr. Philbin was also granted options under the Employee Plan (subject to approval of an amendment to the Employee Plan hereinafter described in this Proxy Statement) to purchase an aggregate of 450,000 shares of the Company's Common Stock at the prices and on the terms described herein and in the Employee Plan. Except as otherwise noted, all of the options are exercisable for ten years from the date of grant, unless earlier terminated. Such options become exercisable as follows:
(i) options to purchase 150,000 shares at an exercise price equal to $2.125 (the closing price as reported by NASDAQ-SmallCap Market on October 3, 1997), which became exercisable immediately; (ii) options to purchase 50,000 shares at an exercise price equal to $2.125, which shall become exercisable if and when the Company shall have EBITDA of an aggregate of at least $147 million for any 13 continuous 4 week fiscal reporting periods commencing after October 3, 1997 and ending on or before the end of the Company's fiscal year ending in 2000; (iii) options to purchase 100,000 shares at an exercise price equal to $2.875, which become exercisable on and after October 3, 1998; (iv) options to purchase 75,000 shares at an exercise price equal to $3.625, which become exercisable on and after October 3, 1999; and (v) options to purchase 75,000 shares at an exercise price equal to $4.315, which become exercisable on and after October 3, 2000.

     Pursuant to the Philbin Employment Agreement, Mr. Philbin is entitled to be credited with 6 additional years of service for purposes of the Company's Supplemental Retirement Plan for Key Executives if he is employed by the Company on October 3, 2001, and is entitled to other employee benefits which the Company believes to be customary for executives in Mr. Philbin's position, and he and the Company have agreed to rights of termination, payments and other benefits on termination under certain circumstances, confidentiality, and non-competition, in each case which the Company believes to be customary for agreements with executives in Mr. Philbin's position.

Employment Arrangements with Mr. Freimark

     Effective March 3, 1997, the Company hired Jeffrey P. Freimark to serve as the Company's Executive Vice President, Chief Financial and Administrative Officer. Pursuant to the terms of a letter dated January 29, 1997, the Company agreed to pay Mr. Freimark an initial annual base salary in the amount of $325,000, and a signing bonus in the amount of $150,000. In addition, the Company agreed that Mr. Freimark will participate in the Company's Bonus Plan, with a maximum bonus of 48% of his base salary, based on achievement by the Company of certain financial and/or sales performance targets; provided, however, that for the fiscal year ending March 28, 1998, the Company guaranteed Mr. Freimark a minimum bonus payment of $25,000. Mr. Freimark has also been granted options to purchase 20,000 shares, vesting in equal increments over a four year period, all exercisable at a price of $3.688. Mr. Freimark is also eligible for other standard benefits provided to the Company's executive officers, including participation in the Company's Supplemental Retirement Plan for Key Executives and the Company's Employee Plan.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

Name
----
                                                                 Number of Securities                        Value of
                                                                Underlying Unexercised               Unexercised In-the-Money
                                                               Options/SARs at FY-End(#)            Options/SARs at FY-End ($)
                                                            -------------------------------       -------------------------------
                                                            Exercisable       Unexercisable       Exercisable       Unexercisable
                                                            -----------       -------------       -----------       -------------
J. McCaig............................................           47,800              0                     0               0
D. Stine.............................................           19,000              0                     0               0
G. Vuolo.............................................            6,560              0                     0               0
F. Nicastro..........................................            5,800              0                     0               0
W. Kinslow...........................................            5,800              0                     0               0
W. Louttit...........................................           28,000              0                     0               0
K. Baum..............................................           11,720              0                     0               0


                               Pension Plan Table

         The table below shows, on a combined basis for The Grand Union Company Employees' Retirement Plan (the "Retirement Plan"), and The Grand Union Company Supplemental Retirement Program for Key Executives (the "Supplemental Plan"), the estimated annual benefit payable upon retirement to specified compensation and years of service classifications of 5, 10 and 15 or more years of service. The credited years of service under these plans for Messrs. McCaig, Louttit, Stine, Baum and Vuolo are 22 years, 20 years, 28 years, 13 years and 22 years, respectively. The current base compensation set forth in the "salary" column of the Summary Compensation Table does not differ substantially from covered compensation under these Plans. The retirement benefits shown are based upon retirement at age 62 and the payment of a single-life annuity to the employee.

Final Average                                      Years of Service
                                      ------------------------------------------
 Compensation                             5               10          15 or more
 ------------                         --------         --------       ----------

$100,000 ....................         $ 21,667         $ 43,333         $ 65,000
 150,000 ....................           32,500           65,000           97,500
 200,000 ....................           43,333           86,667          130,000
 250,000 ....................           54,167          108,333          162,500
 300,000 ....................           65,000          130,000          195,000
 350,000 ....................           75,833          151,667          227,500
 400,000 ....................           86,667          173,333          260,000
 450,000 ....................           97,500          195,000          292,500
 500,000 ....................          108,333          216,667          325,000
 550,000 ....................          119,167          238,333          357,500
 600,000 ....................          130,000          260,000          390,000
 650,000 ....................          140,833          281,687          422,500


     During the fiscal year ending March 29, 1997, Messrs. Louttit, and Baum separated from the Company and each is eligible for benefits under the terms of the Retirement Plan. Of the two, only Mr. Louttit was eligible to receive a Supplemental Plan benefit at retirement. Mr. Louttit received three Supplemental Plan payments of $178,333.33 on May

1, 1997, July 1, 1997 and September 1, 1997. Mr. Stine retired from the Company on March 29, 1997, and received a single lump sum payment from the Supplemental Plan in the amount of $275,601 on April 1, 1997. The Retirement Benefits shown below are expressed in the form of an annuity commencing at age 65. Note that the actual Retirement Benefit that each participant eventually receives from the Retirement Plan may be lower upon application of the statutory benefit limitations under Section 415 of the Code. In addition, each participant may elect to receive his Retirement Benefit as early as age 55 (provided the participant has ten years of service) in an actuarially reduced amount, or under one of the optional forms of payment.

                                           Retirement Plan
                                            Age 65 Annual
                                           Accrued Benefit
                                           ---------------

W. Louttit                                      $141,008
D. Stine                                        $135,145
K. Baum                                          $84,293
F. Nicastro                                      $14,800
W. Kinslow                                       $23,400


     The benefits actually payable to an individual executive are reduced, in some cases substantially, through offsets for primary Social Security benefits and the actuarial equivalent of the value of securities received by those executives who received distributions in 1995 and 1994. Below, for each Named Executive Officer, is the total estimated offset in each case expressed as a single life annuity payable beginning at age 62 based on the Supplemental Plan's definition of actuarial equivalence and a 7% interest rate conversion assumption.

                                       Prior               Estimated Annual
                                    Distributions           Payment Offset
                                    -------------               Amounts
                                                        ----------------------
                                                         Social          Total
                                                        Security         Offset
                                                        --------         ------
J. McCaig ...................         $209,000         $ 18,000         $227,000
G. Vuolo ....................                0           18,000           18,000



               The Grand Union Company Employees' Retirement Plan

     The Retirement Plan is a tax-qualified, noncontributory retirement plan, providing retirement benefits for the Company's eligible salaried and hourly non-union employees, union employees not covered by other pension plans, and all of its officers. Under the Retirement Plan, a participant's benefit is generally 1.5% of the average of his or her five consecutive years of highest annual compensation multiplied by years of service not in excess of 35 minus primary social security benefits. Benefits under the plan are paid under several alternatives, including monthly or lump sum payments at the employee's election. Benefits are normally payable at age 65; however, the plan provides for early retirement with reduced benefits commencing at age 55. The Code places certain limits on pension benefits which may be paid under plans qualified under the Code.

                 Supplemental Retirement Plan For Key Executives

     The Supplemental Plan is a non-qualified pension plan pursuant to which certain key employees of the Company and its affiliates ("Participants") earn a supplemental pension in addition to the pension benefit to which they are entitled under the Retirement Plan. The pension benefit formula under the Supplemental Plan is expressed as an annual pension, payable monthly (i) if the Participant is not married on his retirement date, for the Participant's life, or (ii) if the Participant is married on his retirement date, the same amount as described in clause (i) for the duration of the Participant's life and thereafter 50% of such amount for the duration of the life of the Participant's surviving spouse. The amount of the annual pension payable upon retirement at age 62 or later is determined as the "target benefit" minus the "plan offsets". The "target benefit" is an annual pension equal to the product of 4-1/3% of the Participant's final year's base salary rate in effect immediately prior to his separation or as may be adjusted by the committee administering the Supplemental Plan in its sole discretion, multiplied by the Participant's number of years of actual or deemed credited service (in most cases, up to 15 years) under the Supplemental Plan. "Plan offsets" for Participants retiring at age 62 or later are equal to the sum of the Participant's (i) primary Social Security benefits payable at the later of age 62 or the Participant's actual retirement age, (ii) benefits under the Retirement Plan payable at the later of age 62 or the Participant's actual retirement age in the form of a single life annuity, and
(iii) benefits, if any, payable from the qualified retirement plan(s) of the Participant's previous employer(s). Participants may also retire early (i) at or after attaining age 50 but prior to attaining age 55, with the consent of the Company (the consent requirement is waived for a Participant who becomes disabled or is involuntarily terminated other than for cause), or (ii) at or after age 55, without any requirement for consent by the Company. For Participants who retire early, the "target benefit" is reduced by 5% per year for each year the Participant is under age 62. Supplemental Plan benefits are payable in an actuarially determined single sum no later than 30 days following the Participant's date of retirement or other termination of employment. In general, no Supplemental Plan benefits will be paid to a Participant whose employment with the Company terminates prior to the Participant's attaining age
50. In May 1995, the Supplemental Plan was modified to provide that (x) in the case of Mr. McCaig, the base salary would be deemed to be an amount not less than $500,000 and (y) notwithstanding the general requirement of the Supplemental Plan, benefits will not be paid to persons who retire prior to age 50, except persons who were participants in the Supplemental Plan prior to April 1, 1995, who will be eligible for early retirement without forfeiture of benefits under the Supplemental Plan from and after age 47 with Company consent.

                            Compensation of Directors

     Each non-employee director other than Mr. Stangeland receives an annual fee of $25,000 for serving on the Board, and meeting fees of $1,500 for each Board meeting attended in person, $750 for each committee meeting attended in person and each telephonic Board meeting attended, and $375 for each telephonic committee meeting attended. In addition, the Chairman of the each Committee, receives $500 for each Committee meeting attended in person as Chairman and $250 for each telephonic committee meeting attended as Chairman. Effective July 1, 1997, Directors other than Mr. Stangeland will receive at least 50% of their Director fees in Common Stock and, at their election, may receive all such fees in Common Stock. Directors receive reimbursement of reasonable expenses incidental to attendance at meetings of the Board of Directors or its committees.

     During the fiscal year ended March 29, 1997, Mr. Stangeland received an annual retainer of $100,000 for serving as Chairman of the Board (now Chairman Emeritus). In addition, Mr. Stangeland received a $4,000 daily fee for days spent at the Company and when undertaking substantial travel on the Company's behalf, 25% of which is payable in Common Stock. Mr. Stangeland absorbs incidental expenses incurred when working on the Company's behalf from his office in California. Mr. Stangeland was paid $351,000 in daily fees with respect to services performed during Fiscal 1997.

     Each non-employee director also receives an automatic initial grant of options to purchase 5,000 shares of Common Stock, and additional grants to purchase 1,500 shares with each re-election by stockholders. All options have a term of ten years and generally become exercisable (i) six months after the grant date as to one-third of the shares, (ii) on the earlier of the first anniversary of the grant date or the annual meeting of stockholders closest thereto as to the second third of the shares and as to one share of any remainder, and (iii) on the earlier of the second anniversary of the grant date or the annual meeting of stockholders closest thereto as to the last third of the shares and the second share of any two-share remainder. All directors are reimbursed for expenses incurred on the Company's behalf.

                           Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. Under current law, such indemnification generally is available if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under current law, such person is not indemnified in respect of matters as to which he or she has been adjudged liable to the Company unless a court determines that, under the circumstances, he or she is reasonably entitled to such indemnification. Comparable indemnification rights are also provided pursuant to the Company's Certificate of Incorporation.

                                Severance Policy

     In May 1995, the Company adopted a severance policy with respect to its salaried employees whereby a salaried employee whose employment is terminated without cause or whose employment is constructively terminated is entitled, except to the extent an employee's employment agreement provides for other severance arrangements, to receive a lump-sum severance payment equal to (i) in the case of salaried employees holding the office of President, Executive Vice President or Senior Vice President (which includes all of the Named Executive Officers), 18 months' base salary; (ii) in the case of salaried employees holding the office of Corporate Vice President, 12 months' base salary; (iii) in the case of salaried employees holding the office of appointed vice president or director, 6 months' base salary; and (iv) in the case of all other salaried employees, one week's base salary for each year of service to the Company up to a maximum of 26 weeks. Constructive termination is defined under the policy to mean an involuntary transfer that would require relocation outside the Company's current operating area or (x) with respect to persons holding the position of chief executive officer, chief operating officer or chief financial officer, either removal from such position or a reduction in salary of 5% or more in any year and (y) with respect to any other salaried employee, either a reduction in salary of 10% or more in any year or a reduction in grade level of more than two grades in any year.

                          Change-in-Control Provisions

     Under the Company's Employee Plan and 1995 Non-Employee Directors' Stock Option Plan, certain provisions take effect on a change in control of the Company. Under both plans, on the twentieth (20th) trading day prior to the effective date of the change in control, all stock options not otherwise vested become fully vested, and any restrictions or other conditions applicable to restricted stock or other incentives awarded under the Employee Plan lapse or are deemed satisfied and such awards become fully vested and/or immediately payable. In addition, the value of any canceled award is paid out in cash unless the award holder receives either (i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. Under both plans, a change in control is defined to include: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company (as defined below); (2) a consolidation, merger or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board of Directors or nomination for election by stockholders was approved by 66-2/3% of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board of Directors then in office; or (4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change in control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

                          Stock Price Performance Graph

         The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors 500 ("S&P 500"), and the Standard & Poors Retail (Food Chains) Index, for the period that commenced on June 15, 1995, and ended on March 29, 1997, with data points for June 15, 1995, March 30, 1996, and March 29, 1997. The graph assumes that all dividends have been reinvested.

                      Comparison Of Cumulative Total Return
       (The Grand Union Company, S&P 500, S&P Retail (Food Chains) Index)

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]


                             June 15, 1995     March 30, 1996     March 29, 1997
                             -------------     --------------     --------------
The Grand Union Company           100               39                  23
S&P 500                           100               123                 144
S&P Retail (Food Chains)          100               129                 137

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the above Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act, or under the Exchange Act.


                      Report of the Compensation Committee

     During the fiscal year ended March 29, 1997, the Compensation Committee ("Committee") was composed of William Kagler (Chairman), Clifford A. Miller and
J. Richard Stonesifer, three non-employee Directors of the Company and "outside directors" within the meaning of Section 162(m) of the Code. Presently the Committee is composed of Mr. Miller (Chairman), Mr. Stonesifer and Ms. Pritchard. The Committee's primary duties include (i) reviewing the compensation levels of the Company's officers, including the Chief Executive Officer and certain other members of management, (ii) administering the Company's incentive bonus plans, (iii) administering the Employee Plan and, if approved, the Bonus Plan and (iv) related matters.

Compensation Philosophy and Policies

     Historically, the compensation philosophy of the Company has been to provide a balanced mix of base compensation, annual incentives, and retirement income, to attract and retain top-quality people who will contribute to the long-term performance and long-term growth of the Company. Annual and long-term incentives have been designed to link compensation to corporate and individual performance, and to align employee interests with stockholder interests. Special incentives and awards have been provided as circumstances warrant.

     During the past several years, the Company has sought to minimize incremental compensation expense while remaining sufficiently commensurate with comparable companies to attract and retain key personnel.

     During the first two fiscal years following the effective date of the Company's bankruptcy reorganization plan (i.e., June 15, 1995) the Company's incentive compensation has been designed to maximize management's efforts in connection with the Company's organizational restructuring measures and efforts to secure a significant equity capital infusion.

     During the 1997 fiscal year, the Company adopted organizational restructuring measures which substantially eliminated its regional offices and consolidated its management functions, thereby reducing the number of employees. After the end of fiscal 1997, the Company announced additional restructuring measures designed to significantly further reduce the number of the Company's administrative employees.

     Accordingly, from the effective date of the reorganization through the latter part of the 1997 fiscal year, the compensation of the Company's executive officers was intended to reflect the assumption of increased responsibilities by the executives and the achievement of various financial and managerial objectives and personal development goals, while maintaining the Company's ability to attract and retain key personnel and securing management's commitment to preserving and improving the Company's performance through the transition period.

Annual Salary

     Historically, the annual salaries of the CEO and other executive officers have been determined by reference to the mid-range of a varying mix of other supermarket retailers with comparable revenues and/or geographic coverage. In

July 1994, the CEO, all officers and vice presidents of the Company accepted a ten percent (10%) reduction in annual salary on the basis of the Company's poor performance. In May 1995, as part of the Company's Chapter 11 reorganization proceedings, the CEO's salary/bonus mix was further adjusted, reducing his annual salary by nearly eight percent (8%) in exchange for opportunities for an increased bonus. In 1996, the CEO received a $100,000 increase to bring his base salary to $550,000, thereby restoring his salary to approximately the level paid to him prior to the July 1994 reductions. The CEO resigned on May 7, 1997, without receiving a 1997 salary adjustment, although he did receive an annual performance incentive bonus based on the achievement of certain sales goals for the 1996/97 fiscal year.

     The annual salaries of other executive officers were similarly reduced by ten percent (10%) in July 1994. In May 1995, as part of the Company's reorganization proceedings, the annual salaries of the other four Named Executive Officers were increased by amounts which reflected restoration of one-half of the prior year's reduction, plus an additional four percent (4%) market adjustment. The market adjustment was determined based on the average increases by other large food retailers and manufacturers headquartered in the same geographic area as the Company. In addition, two executive officers received promotions which were accompanied by more substantial increases. In May 1996, the executive officers received the remaining one-half restoration of their 1994 salary reductions as well as an additional four percent (4%) market adjustment.

Annual Performance Incentives

     Annual bonuses are directly dependent on corporate performance, and are paid semi-annually, based on performance during each half of the fiscal year. Potential bonuses for the fiscal year ending March 29, 1997, generally were based on the Company achieving specific measurable financial targets, principally with respect to the achievement of specified levels of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) during each of the two half-year periods. Other elements of performance as to which bonuses could be achieved by certain officers included specified amounts of net sales and the results of individual operating units.

     The following annual incentive bonuses were earned by and paid to executive officers with respect to the Company's achievement of certain sales performance targets for the fiscal year ended March 29, 1997: Mr. McCaig, the Company's former CEO: $39,938; Mr. Louttit, the Company's former Executive Vice President and Chief Operating Officer: $13,888; and Mr. Stine, the Company's former Executive Vice President-Operations: $8,314. No annual incentive bonuses were paid to executive officers based on the Company's achievement of financial EBITDA targets for the fiscal year ended March 29, 1997.

Long-Term Incentives

     The Company maintains two equity incentive plans, one for non-employee directors and the other for employees. Grants under these plans provide an immediate and direct link to stockholder interests. The Company and its stockholders benefit from the increased morale and productivity that the Company believes are associated with these grants, as well as the ability to retain key employees through the vesting provisions contained in the plans. Option grants to executive officers have been based on the executive's corporate level of responsibility. To date, executive officers and other employees of the Company have been granted an aggregate of approximately 3,720,000 stock options, net of canceled options, since the adoption of the Employee Plan in 1995.

Other Compensation

     Executive officers, along with all other eligible employees, participate in the Company's pension plan, 401(k) plan, and other health and life insurance benefits. Senior executives, including those individuals who hold the positions of CEO, Executive Vice President and Senior Vice President, participate in the Supplemental Plan, which generally provides a lump sum retirement benefit of up to 65% of the final year's salary, reduced by amounts payable through social security, under the company-wide pension plan and under a predecessor to the Supplemental Plan.

     During the 1995/96 fiscal year and during and immediately after the Company's reorganization, the Company was concerned with retaining key personnel who might otherwise have been attracted by incentives offered by competitors, or other business opportunities. Accordingly, prior to the tenure of the current Compensation Committee, certain executives were promised retention payments, payable to those executives who remained in the Company's employ through April 1, 1996. Such bonuses were paid on April 4, 1996. The Committee believes these payments were a material element in securing executive management's commitment to preserving and improving the Company's performance throughout the bankruptcy process, and to repositioning the Company during Fiscal 1996. No special bonus arrangements were in effect during the fiscal year ended March 29, 1997.

Tax Policy

     Section 162(m) of the Code ("Section 162(m)") generally limits deductions for certain executive compensation paid to a "covered employee" (as defined in Section 162(m) during a taxable year) in excess of $1 million per executive per taxable year. Certain types of compensation are exempt from such limits on deductibility if they satisfy the requirements for the performance-based compensation exemption to Section 162(m).

     Compensation paid to executive officers during the last fiscal year did not exceed the deductibility threshold. The Compensation Committee believes it is more likely than not that the Company will be able to fully deduct all compensation paid in the foreseeable future.

     The Company has endeavored to structure its long-term and other incentives to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, options and stock appreciation rights granted under the Employee Plan should qualify for the performance-based compensation exemption to Section 162(m). However, because long-term incentives allow an individual to concentrate significant compensation in a single year, and because corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that circumstances might arise under which some payments will not be deductible under
Section 162(m).

Conclusion

     The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, during the past fiscal year a significant portion of the Company's executive compensation was based on corporate performance, with industry-competitive pay practices establishing a baseline. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Company. The Company remains committed to this policy, recognizing the competitive market for talented executives may result in highly variable compensation for a particular time period.


                                         Clifford A. Miller
                                         J. Richard Stonesifer


Compensation Committee Interlocks And Insider Participation

     The Board of Directors maintains a compensation committee (the "Compensation Committee") currently consisting of Mr. Miller, Mr. Stonesifer, and Ms. Pritchard, with Mr. Miller acting as Chairman. Messrs. Miller and Stonesifer have served on the Compensation Committee since September 1996. Messrs. Stangeland and Josephs served on the Compensation Committee from June 1995 until September 1996, and Mr. Kagler served on the Compensation Committee from June 1995 until August 26, 1997.

     No member of the Board participates in decisions regarding his own compensation as an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. Officers, directors and greater than 10% beneficial stockholders are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of reporting forms furnished to the Company, or written representations of reporting persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended March 29, 1997, were satisfied.

Certain Relationships and Related Transactions

Pre-Bankruptcy Relationships and Transactions

     On January 25, 1995, the Company filed a petition under Chapter 11 of the federal bankruptcy laws. The Company emerged from bankruptcy on June 15, 1995, the effective date of the bankruptcy court's approval of the Company's reorganization plan. Prior to June 15, 1995, the Company was a wholly owned subsidiary of Grand Union Capital Corporation ("Capital"), which in turn was a wholly owned subsidiary of Grand Union Holdings Corporation ("Holdings"). Holdings was controlled by Miller Tabak Hirsch & Co. ("MTH") and its affiliates, which also control Penn Traffic.

     The following applies to relationships that existed prior to June 15, 1995. Mr. Gary D. Hirsch served as Chairman and a Director of the Company and also as Chairman and a Director of Penn Traffic. Mr. Martin A. Fox served as a Director, Vice President and Assistant Secretary of the Company and Vice Chairman-Finance and Assistant Secretary of Penn Traffic. Messrs. Hirsch and Fox received compensation from MTH, of which Mr. Hirsch is a general partner of the managing partner, and Mr. Fox is Executive Vice President. Messrs. Hirsch and Fox did not receive salaries from Penn Traffic and did not participate in cash bonus plans of Penn Traffic, and received no compensation in their capacities as executive officers or directors of the Company.

     Mr. McCaig served as a director of the Company from June 15, 1995 until May 7, 1997. Until May 31, 1995, Mr. McCaig was a member of the Board of Directors of Penn Traffic, for which he received compensation of $10,000 per annum and $1,000 per Board of Directors meeting attended. Mr. McCaig became a Director of Holdings in July 1989 and a Director of Capital in July 1992. He became President of Holdings and Capital in May 1993. Mr. McCaig served as a Director of Penn Traffic from September 1992 until May 1995.

     Mr. Hirsch is no longer a director of the Company. While he was a director, he was an indirect beneficiary of the following transactions. Prior to June 15, 1995, MTH was engaged as financial advisor to Penn Traffic and as a financial advisor to the Company, in the latter case pursuant to an agreement (the "MTH Agreement"), under which MTH was to have provided certain financial consulting and business management services to the Company through July 1997. In accordance with the Company's post-bankruptcy Reorganization Plan, the MTH Agreement was terminated on June 15, 1995 and the

Company executed a settlement agreement (the "MTH Settlement Agreement"). The MTH Settlement Agreement provides for the termination of the MTH Agreement, payment by the Company of accrued and unpaid fees under the MTH Agreement through June 15, 1995, and for the indemnification of MTH and certain entities related to MTH (the "MTH Entities") from certain claims and liabilities, subject to the terms and limitations set forth in the MTH Settlement Agreement. The Company deposited $3.0 million relating to the indemnification in escrow on June 15, 1995. During Fiscal 1996, the Company paid $315,000 to MTH, pursuant to the MTH Agreement. On July 30, 1990, P&C Foods, which is indirectly controlled by MTH, and the Company entered into an Operating Agreement pursuant to which the Company acquired the right to operate 13 P&C Foods' stores in New England under the Grand Union name until July 2000. Pursuant to the Operating Agreement, the Company agreed to pay P&C Foods a minimum annual fee which will average $10.7 million per year during the ten-year lease term. Pursuant to the terms of the Operating Agreement, a $15 million prepayment of the annual fee was made to P&C Foods in connection with the recapitalization of the Company in 1992. The Operating Agreement was assumed during the Chapter 11 bankruptcy case and will continue on its current terms. From September 1993 until September 1995, the Company participated in a program to consolidate the purchasing, storage and distribution of health and beauty care and general merchandise product with Penn Traffic. During Fiscal 1996, the Company purchased from Penn Traffic's inventory of health and beauty care and general merchandise products at cost approximately $30.1 million for store operations and approximately $12.8 million at the termination of the agreement.

Post-Bankruptcy Relationships.

     Mr. Ying, a director of the Company from June 15, 1995 until July 28, 1997, was a managing director of Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") from January 1993 to June 1997. During Fiscal 1995 and Fiscal 1996, DLJ acted as financial advisor to the Informal Committee of certain holders of Subordinated Notes in connection with the restructuring of the Company and received compensation from the Company of $1,278,000 for such services.

     Near the end of Fiscal 1996, the Company entered into an agreement with DLJ to provide investment banking services and advice to the Company. During the term of DLJ's engagement, it had the exclusive right to act as sole managing underwriter, exclusive placement agent, sole dealer manager or exclusive solicitation agent with respect to any public offering of the Company's securities, any private offering of any of the Company's debt securities, or any exchange offer or refinancing transaction relating to the Company's Senior Notes or other securities of the Company. The agreement also contains various other provisions, including an obligation by DLJ to keep confidential certain information provided to it by the Company, and an obligation by the Company to indemnify and hold harmless DLJ, its parent and its affiliates, and the directors, officers, agents, and employees of DLJ, its parent and its affiliates ("Indemnified Persons"), from and against various potential losses and liabilities arising out of or in connection with misstatements or omissions in disclosure documents or in connection with advice or services rendered by an Indemnified Person. In Fiscal 1997, the Company entered into the Stock Purchase Agreement (referred to below) in connection with which DLJ rendered various services pursuant to the agreement, including a Fairness opinion. In connection with the agreement DLJ received aggregate payments of $4,838,000, reflecting a Transaction Fee of $3,753,000, a Fairness Fee of $1,000,000 (for a fairness opinion), and reimbursement of expenses in the amount of $85,000. DLJ received an additional fee of $250,000 for services rendered in connection with solicitation of consents and waivers from the holders of the Company's Senior Notes.

     In May 1997, the Company entered into an agreement with DLJ to advise a Committee of Independent Directors (the "Committee") with advice in respect to the restructuring of obligations under the Stock Purchase Agreement. As compensation for the services provided to the Committee, the Company paid DLJ $500,000 in connection with a fairness opinion with respect to the transactions contemplated by the Acceleration and Exchange Agreement described under "1996 Preferred Stock Purchase" below.

     Mr. Geoffrey T. Moore, a director, is a managing director and executive officer of Shamrock Capital Advisors, Inc. ("SCA"). Pursuant to a three-year management services agreement (the "Services Agreement") dated July 30, 1996 between the Company and SCA, SCA shall consult with and provide advice to the officers and management employees of the Company concerning matters (i) relating to the Company's financial policies and the development and implementation of the Company's business plans and (ii) generally arising out of the business affairs of the Company. The Services Agreement expires by its terms in September 1999. SCA's compensation for such management and consulting services under the Services Agreement was $300,000 in the fiscal year ending in 1997 and will be $400,000 for the fiscal year ending in 1998. The Company also reimburses SCA for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services under the Services Agreement. The Company has agreed to indemnify SCA against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by SCA pursuant to the terms of the Services Agreement; provided that such liabilities did not result primarily from actions taken, or omitted to be taken, by SCA in bad faith or due to SCA's gross negligence or officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended March 30, 1996, were satisfied.

1996 Preferred Stock Purchase

     In a series of related transactions commencing on July 30, 1996, the Investors have acquired beneficial ownership of an aggregate of approximately 71.61% of the Company's outstanding voting stock. On July 30, 1996, the Company entered into a definitive agreement (the "Stock Purchase Agreement") to sell $100 million of Preferred Stock A to the Investors. Each share of the Preferred Stock A was to be convertible at the option of the holder, at any time, into
6.8966 shares of Common Stock. Pursuant to the Stock Purchase Agreement, the Investors agreed to purchase, and the Company agreed to sell, an aggregate of 2,000,000 shares of Preferred Stock A at a purchase price of $50 per share in stages through February 25, 1998. On September 17, 1996, the first stage of the transaction was closed, and the Investors acquired 800,000 shares of Preferred Stock A for an aggregate purchase price of $40 million.

     At a subsequent closing held on February 25, 1997, the Investors purchased an additional 400,000 shares of Preferred Stock A for an aggregate purchase price of $20 million. Additional subsequent closings were scheduled for August 25, 1997 and February 25, 1998 (the "Subsequent Closings"). At the Subsequent Closings, the Investors would have been required to purchase an additional 800,000 shares of Preferred Stock A for an aggregate purchase price of $40 million.

     Pursuant to an Acceleration and Exchange Agreement (the "Acceleration Agreement"), dated June 12, 1997, among the Company and the Investors, the Company and the Investors agreed to accelerate the purchase and sale of the 800,000 shares of Preferred Stock A to have occurred at the Subsequent Closings (the "Accelerated Shares") to June 12, 1997 (the "Accelerated Closing") and to exchange the Accelerated Shares for 800,000 shares of Preferred Stock B (the "Exchange"). At the Accelerated Closing, the Company received the $40 million purchase price for the sale of the Accelerated Shares. Immediately following the Accelerated Closing, the Investors completed the Exchange pursuant to which they received an aggregate of 800,000 shares of the Preferred Stock B, in consideration for their surrender of the Accelerated Shares. Each share of Preferred Stock B is convertible at the option of the holder, at any time, into
20.8333 shares of Common Stock. This conversion price is to be reset to a conversion price based upon a 20% premium to the average trading price of Common Stock during a twenty-day period following the earlier of: (i) three days after the release of the January 3, 1998 quarterly results, or (ii) February 20, 1998. Trefoil and GEI obtained the necessary funds to purchase the Preferred Stock from capital contributions from their respective partners.

     At November 3, 1997, the 1,300,566 outstanding shares of Preferred Stock A were convertible into an aggregate of 8,969,483 shares of Common Stock, and the 800,000 outstanding shares of Preferred Stock B were convertible into an aggregate of 16,666,640 shares of Common Stock.

     In connection with the closing of the initial purchase by the Investors of Preferred Stock A, the Company paid to each of SCA (as investment manager for Trefoil) and GEIM (as investment manager for GEI) a $2,000,000 transaction fee. The Company has also paid directly, or reimbursed the Investors for, all fees and expenses incurred by the Investors in connection with the Stock Purchase Agreement and the transactions contemplated thereby, up to the maximum agreed amount of $1 million.

Stangeland Preferred Stock Purchase

     On March 20, 1997, the Company consummated the sale to The Roger Stangeland Family Limited Partnership (the "Partnership"), of 60,000 shares of Preferred Stock A at a purchase price of $50.00 per share (the "Stangeland Shares"), pursuant to the terms of a Stock Purchase Agreement, dated February 25, 1997, as amended by Amendment No. 1 thereto dated as of March 20, 1997 (as so amended, the "Stangeland Stock Purchase Agreement"), between the Company and Mr. Stangeland. Pursuant to a Stockholder Agreement, dated February 25, 1997 (the "Stangeland Stockholder Agreement"), among the Investors, Mr. Stangeland and the Company, Mr. Stangeland has granted to the Investors certain take-along rights, the Investors have granted to Mr. Stangeland certain tag-along rights, and the Investors and the Company have granted to Mr. Stangeland certain registration rights related to the Stangeland Shares and any shares of Preferred Stock A, and Common Stock, if any, paid as dividends with respect to the Preferred Stock A (collectively, "Securities"). Pursuant to an Addendum, dated as of March 20, 1997, to the Stangeland Stockholder Agreement, the Partnership has succeeded to all of the rights, and has assumed all of the obligations, of Mr. Stangeland pursuant to the Stangeland Stockholder Agreement. The Investors disclaim any and all beneficial ownership of the Stangeland Shares or any additional Securities acquired by the Partnership in respect of the Stangeland Shares.

                                  PROPOSAL TWO

                    ADOPTION OF ASSOCIATE STOCK PURCHASE PLAN

     On June 19, 1997, the Board of Directors approved (subject to stockholder approval at the Annual Meeting) the Company's Associate Stock Purchase Plan (the "ASPP") covering 1,000,000 shares of Common Stock. The following summary description of the principal terms of the ASPP does not purport to be complete and is qualified in its entirety by the full text of the ASPP, a copy of which is annexed as Appendix A annexed to this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE ASSOCIATE STOCK PURCHASE PLAN.

Purpose

     The purpose of the ASPP is to align the interests of the employees of the Company more closely with the interests of the Company's stockholders, to foster continued cordial relations with the employees of the Company and to provide additional compensation to employees in exchange for future service by providing employees of the Company with an opportunity to purchase shares of Common Stock.

Offering Periods; Investment Limitations

     With the exception of the initial offering period, which commences November 1, 1997 and concludes December 31, 1997, employee purchases generally will be made on a quarterly basis (the initial offering period and each calendar quarter, an "Offering Period"). Employees who elect to participate in the ASPP will authorize the Company to withhold a specific amount from each paycheck. In addition, participants may make additional contributions to purchase shares pursuant to the ASPP. All contributions, whether made by payroll deduction or by additional contribution, are subject to the following limitations: (i) no participant may contribute less than $4 or more than $400 per weekly pay period;
(ii) the sum of all payroll contributions and additional contributions per participant during an Offering Period shall not exceed

$5,200; (iii) no participant may purchase shares in excess of $5,200 divided by 85% of the "Fair Market Value" (as defined in the ASPP) of a share of the Company's Common Stock on the first day of the Offering Period on which the stock exchange trading the Company's Common Stock is open for trading; (iv) no contributions may be made after the Participant's employment terminates for any reason; and (v) no participant may purchase shares at a rate which exceeds $25,000 of the Fair Market Value of such shares (determined at the time such option is granted) during each calendar year. If, during a particular Offering Period, a participant makes contributions in excess of the foregoing limitations, then the Company will credit such participant for excess contributions either through the Company's payroll process or by check payable directly to such participant. In addition, no participant will be permitted to purchase shares pursuant to the ASPP if, immediately thereafter, such participant will own stock having five percent or more of the voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

Eligibility

     In order to be eligible to participate in the ASPP for any Offering Period, an employee must have been continuously employed by the Company during the six months immediately preceding the commencement of the Offering Period and must not be on a leave of absence at the beginning of the Offering Period. For purposes of the ASPP, any eligible employee who is already a participant in the ASPP and takes a leave of absence shall remain eligible to participate in the ASPP for a period of ninety (90) days from the date such leave begins. If otherwise eligible, members of the Board of Directors shall be permitted to participate in the ASPP. Non-employee Directors and non-employee officers shall not be permitted to participate in the ASPP.

Purchase Price; Payment

     For any Offering Period, shares of Common Stock will be purchased under the ASPP at a price equal to 85% of the lesser of (i) the Fair Market Value of the Common Stock on the first day of such Offering Period on which the stock exchange trading the Company's Common Stock is open for trading and (ii) the Fair Market Value of the Common Stock on the last day of such Offering Period on which the stock exchange trading the Company's Common Stock is open for trading.

     The Company will maintain an account for each participant to record all payroll deductions made by such participant during the Offering Period. No interest shall accrue on such accounts. At the end of each Offering Period, the Company will utilize the amounts invested by participants both through payroll deductions and additional contributions to purchase Common Stock (whole and fractional shares) at the purchase price determined in accordance with the formula described above, subject in all instances to the purchase limitations also described above.

Enrollment

     In order to participate in the ASPP with respect to an Offering Period, an employee must enroll in the ASPP not less than fifteen (15) days (seven (7) days with respect to the initial Offering Period) prior to, and must satisfy all eligibility requirements as of the first day of the Offering Period. Enrollment forms will be made available by, and must be returned to, the Company's Benefits Department or other office designated by the Company. Unless a participant or the Company terminates a participant's enrollment, enrollment will automatically carry over from one Offering Period to the next; employees need not re-enroll with respect to each Offering Period in order to continue participating in the ASPP.

Termination of Participation and Changes in Contributions

     A participant who has enrolled in the ASPP for any Offering Period may terminate participation in the ASPP by notifying in writing the Company's Benefits Department or other office designated by the Company not less than fifteen

(15) days prior to the effective date of the proposed termination. If a participant terminates participation in the ASPP during an Offering Period, such participant's accumulated payroll contributions and additional contributions will be used to purchase shares at the end of the Offering Period. An employee shall automatically be deemed to have terminated participation in the ASPP upon termination of employment for any reason (other than retirement), and the Company will return to the participant any payroll deductions/contributions made by such participant during the then-current Offering Period. Any leave of absence in excess of ninety (90) days shall be considered a termination of employment for purposes of the ASPP. Upon termination of employment as a result of retirement (in accordance with the Company's retirement policy), a participant may withdraw all or a portion of any payroll deductions/contributions made by such participant during the then-current
Offering Period by notifying in writing the Company's Personnel Benefits Department or other office designated by the Company not less than fifteen (15) days prior to the last day of such Offering Period, and any amounts not withdrawn in such a manner shall be utilized to purchase shares of Common Stock in accordance with the general terms of the ASPP. An employee who terminates participation in the ASPP during an Offering Period may not re-enter the ASPP until the following Offering Period.

     Participants may increase or decrease the amount of their payroll deductions by notifying in writing the Company's Benefits Department or other office designated by the Company. Such changes must be received by the Company no later than fifteen (15) days prior to the proposed effective date of the change.

Shares Covered by the ASPP

     A total of 1,000,000 shares of Common Stock may be purchased pursuant to the ASPP. Such shares may either be treasury or authorized but unissued shares. In addition, the ASPP authorizes the Company to purchase shares of the Company's Common Stock in the open market for resale under the ASPP. The number of shares subject to the ASPP may be subject to adjustment as a result of certain changes in the capitalization of the Company.

Administration

     The ASPP will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee is authorized to make, administer and interpret rules and regulations determined by the Committee to be necessary to administer the ASPP. Any determination, decision or action made or taken by the Committee in connection with the administration, interpretation or application of the ASPP will be binding upon all participants.

     Pursuant to the ASPP, the Company shall indemnify the members of its Board of Directors, the members of the Committee, and the participants in the ASPP for any actions taken or determinations made in good faith by such persons in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein resulting from the performance of such persons' respective duties under the ASPP.

Amendment or Termination

     The Board of Directors of the Company may amend or terminate the ASPP at any time; however, no such amendment or termination shall adversely affect the rights of any participant with respect to a previously granted option without such participant's consent. Unless sooner terminated by the Board of Directors, the ASPP shall terminate upon the first of the following to occur: (i) September 30, 2007 or (ii) the date on which all of the shares reserved for issuance under the ASPP have been purchased. In the event that the ASPP is terminated prior to the last day of an Offering Period, such Offering Period shall be deemed to have ended on the effective date of such termination.

     The Board may terminate the ASPP as of the effective date of any "Change of Control" (as defined by the ASPP) and if the ASPP is so terminated, the Company will (i) return all contributions that were contributed during the Offering

Period in which the Change of Control occurred and (ii) pay an amount ("Award Value") to each participant to compensate for any options that terminated as a result of the Change of Control equal to (a) the amount by which the average market price of the Company's Common Stock over the twenty (20) days preceding the Change of Control exceeds the option price, times (b) the total amount of contributions made by the participant during the Offering Period in which the Change of Control occurs divided by the option price. No options will be terminated and no Award Value will be paid, however, if the participant receives qualified replacement options or the acquiring company assumes the ASPP and all outstanding options.

Certain Federal Income Tax Consequences

     The statements in the following paragraphs of the principal federal income tax consequences of options granted under the ASPP are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     Federal Income Tax Consequences to Participating Employees. The ASPP is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

     Participating employees are subject to current taxation with respect to amounts withheld from their paychecks pursuant to the ASPP.

     A participating employee will realize no taxable income on the Option Grant Date (as defined in the ASPP) when options are granted under the ASPP. A participating employee will realize no taxable income on the Purchase Date (as defined in the ASPP) upon the purchase of shares of Common Stock pursuant to the exercise of such options. A participating employee's tax basis in such shares of Common Stock acquired upon exercise of the options will equal the purchase price for the shares under the terms of the options. A participating employee's holding period in the shares of Common Stock will begin the day after the date of exercise of the options.

     Upon the sale or other disposition by a participating employee of shares of Common Stock more than two years after the Option Grant Date of the options and more than one year after the transfer of shares of Common Stock to such participating employee (a "qualifying disposition") (or upon the death of a participating employee at any time while owning the shares of Common Stock), the participating employee is required to realize ordinary income equal to the lesser of (i) the excess of (a) the fair market value of the shares of Common Stock at the time of such disposition or death over (b) the purchase price for the shares of Common Stock pursuant to the options, or (ii) the excess of (a) the fair market value of the shares of Common Stock on the Option Grant Date over (b) the purchase price for the shares of Common Stock pursuant to the options. To the extent that the participating employee's amount realized on a qualifying disposition of such shares of Common Stock exceeds the sum of the participating employee's tax basis in the shares and the amount treated as ordinary income by the preceding sentence, then that excess will be treated as long-term capital gain. If the participating employee's amount realized on the sale of the shares is less than such participating employee's tax basis in the shares, then the participating employee will recognize a long-term capital loss on the sale of the shares.

     To illustrate the foregoing, assume a participating employee purchases a share of Common Stock for $4, the fair market value of such share of Common Stock on the Option Grant Date was $5, and the fair market value of such share of Common Stock on the Purchase Date was $6. If the share is sold in a qualifying disposition for $7, the participating employee has ordinary income of $1 and long-term capital gains of $2. If the share is sold in a qualifying disposition for $5, the participating employee has $1 of ordinary income and no long-term capital gains. If the share is sold in a qualifying disposition for $4.50, the participating employee has ordinary income of $.50 and no long-term capital gains. If the share is sold in a qualifying disposition for $3.50, the participating employee has a $.50 long-term capital loss.

     Upon the disposition by a participating employee of shares of Common Stock within two years after an Option Grant Date or within one year after the transfer of such shares of Common Stock to such participating employee (a "disqualifying disposition"), a participating employee will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the Purchase Date over the purchase price for such shares of Common Stock. This amount is taxable in the year of the disqualifying disposition even if the shares of Common Stock are sold at a loss. Any difference between the amount realized in a disqualifying disposition and the sum of the purchase price for the shares of Common Stock and the amount required to be treated as ordinary income from the disqualifying disposition gives rise to capital gain or loss, as the case may be, which gain or loss will be long-term if the shares have been held for more than one year at the time of sale.

     To illustrate a disqualifying disposition, assume the share of Common Stock was purchased for $4, its fair market value on the Option Grant Date was $5, and its fair market value on the Purchase Date was $6. If there is a disqualifying disposition in which such share of Common Stock is sold for $7, then the participating employee has ordinary income of $2 and capital gain of $1. If the disqualifying disposition is a sale for $5, then the participating employee has ordinary income of $2 and a capital loss of $1. If the disqualifying disposition is a sale for $4.50, then the participating employee has ordinary income of $2 and a $1.50 capital loss. If the disqualifying disposition is a sale for $3.50, then the participating employee has ordinary income of $2 and a capital loss of $2.50.

     Federal Income Tax Consequences to the Company. The Company is not entitled to any deduction in connection with the purchase or sale of shares of Common Stock, other than in connection with a disqualifying disposition. Upon a disqualifying disposition of shares of Common Stock, the Company generally is entitled to a deduction equal to the amount of ordinary income required to be realized by the participating employee

Administrative Matters

     The Company will receive no consideration from the grant of options under the ASPP. The amounts received by the Company upon the purchase of shares of its Common Stock pursuant to the ASPP will be considered part of the general assets of the Company and will be used for general corporate purposes.

     No current directors who are not employees will receive any benefit as a result of adoption of the ASPP. The benefits that will be received as a result of the adoption of the ASPP by the current executive officers of the Company and by all eligible employees are not currently determinable. As of October 1, 1997, approximately 15,000 employees of the Company would be eligible to participate in the ASPP had it been implemented on that date.


                                 PROPOSAL THREE

                APPROVAL OF EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

     The Board of Directors adopted The Grand Union Company Executive Annual Incentive Bonus Plan (the "Bonus Plan") on July 31, 1997 subject to approval by the Company's stockholders. The Company is seeking stockholder approval of the Executive Bonus Plan to qualify compensation paid under it with respect to fiscal years beginning after August 1, 1997 as "qualified performance-based compensation," as defined in Section 162(m) of the Code and thereby retain its tax deductibility. The following summary description of the principal terms of the Executive Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Bonus Plan, a copy of which is annexed as Appendix B annexed to this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE EXECUTIVE ANNUAL INCENTIVE BONUS PLAN.

Eligibility; Administration.

     Eligibility for participation in the Bonus Plan is limited to the executive officers of the Company or its subsidiaries designated as participants in the Bonus Plan by a committee composed of two or more "outside directors" (as defined under Section 162(m)) (the "Committee"). The Bonus Plan will be administered by the Committee. Prior to, or within the first 25% of each performance period (which generally will coincide with the Company's fiscal year), the Committee will designate those executive officers who will participate in the Bonus Plan during such performance period, establish the targeted bonus percentage for each participant and establish the Performance Thresholds (as described below) for such performance period.

Bonus Formula; Limitations.

     Bonuses under the Bonus Plan will be determined in accordance with a pre-established formula. For each performance period, each participant will receive a bonus in an amount not greater than his or her base pay, multiplied by the participant's targeted bonus percentage, multiplied by the participant's Performance Factor. A participant's Performance Factor will be a percentage that is directly and specifically tied to one or more of the following business criteria (the "Performance Criteria"), determined with respect to the participant, a business unit of the Company or the Company and its subsidiaries: consolidated pre-tax earnings; net revenues; net earnings; operating income; earnings before interest and taxes; cash flow; return on equity; return on net assets employed; earnings per share stock price; market share; earnings before interest, taxes, depreciation and amortization; pre-tax income before allocation of corporate overhead and bonus; budget; division, group or corporate financial goals; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company; gross profits; economic value-added models; comparisons with various stock market indices or peer-company groups; and/or reductions in cost -- for the applicable performance period, all as computed (where applicable) in accordance with generally accepted accounting principles. The Performance Factor will equal 50% if the minimum Performance Threshold set by the Committee is met, 100% if the target Performance Threshold is met and 125% if the maximum Performance Threshold is met or exceeded. The Performance Factor will be interpolated on a straight line basis for performance between the minimum and target, and target and maximum Performance Thresholds. The Performance Thresholds will be established by the Committee based on the Performance Criteria for the applicable Performance Period.

     No participant will receive a bonus for any performance period in which the applicable minimum Performance Threshold is not met. The Committee has the authority to reduce the amount of or eliminate any bonus otherwise payable under the Bonus Plan, but does not have the power to increase the amount of an award as determined pursuant to the pre-established formula. The maximum bonus that a participant can receive under the Bonus Plan for any performance period is $1,000,000. The Bonus Plan is in addition to, not in lieu of, any other employee benefit plan or program in which any participant may be or become eligible to participate.

Time and Form of Payment.

     Following the close of each performance period and prior to payment of any bonus under the Bonus Plan, the Committee must certify in writing the Performance Factor based on the actual performance for that performance period. Benefits will be paid to participants within thirty days after the Committee has certified in writing the Performance Factor for that performance period.

Amendment and Termination.

     The Committee may amend the Bonus Plan at any time and may terminate or curtail the benefits thereunder with regard to persons expecting to receive benefits in the future and with regard to persons already receiving benefits at the time of such action.

                                  PROPOSAL FOUR

            APPROVAL OF AMENDMENTS TO THE 1995 EQUITY INCENTIVE PLAN

     The Board of Directors has adopted amendments (the "Amendments") to the 1995 Equity Incentive Plan of The Grand Union Company (as amended in the 1996
Proxy Statement, the "Employee Plan"). The Company is seeking stockholder approval of the Amendments so that (i) compensation attributable to a stock option or stock appreciation right will be considered "qualified performance-based compensation" as defined in Section 162(m) and thereby retain its tax deductibility , (ii) to permit future options granted under the Employee Plan to qualify as incentive stock options (as defined below), (iii) to increase the aggregate number of shares issuable under the Employee Plan and (iv) to increase the number of shares subject to options and stock appreciation rights that can be granted to any individual under the Employee Plan. A copy of the Employee Plan, as amended and restated, is annexed as Appendix C to this Proxy Statement and is marked to show additions and deletions to the Employee Plan that appeared in the 1996 Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1995 EQUITY INCENTIVE PLAN.

     The purpose of the Employee Plan is to advance the interests of the Company by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock.

Summary of the Employee Plan

     The following summary description of the principal terms of the Employee Plan does not purport to be complete and is qualified in its entirety by the full text of the Employee Plan, a copy of which has been filed as Appendix C to this Proxy Statement.

     The Employee Plan provides for the grant by the Company of options and/or rights to acquire up to an aggregate of nine hundred thousand (900,000) shares of Common Stock of the Company (prior to the Amendments) to its officers, employees, or other persons or entities who are in a position to make a significant contribution to the success of the Company or its subsidiaries. All employees of the Company are eligible to participate in the Plan. The purpose of the Employee Plan is to enable the Company to attract and retain persons of ability as employees, officers and consultants and to motivate such persons by providing them with an equity participation in the Company. The authorization to grant Awards (as defined below) under the Employee Plan expires October 26, 2005, unless terminated earlier by the Board of Directors. Awards outstanding prior to that date continue to be governed by the Employee Plan until they are exercised, canceled, or expire by their terms. As of the end of Fiscal 1997, options to purchase an aggregate of 230,680 shares of Common Stock (net of canceled options) have been granted under the Employee Plan.

     The Employee Plan permits the grant of stock options, restricted stock, stock appreciation rights, unrestricted stock awards, deferred stock awards, performance awards, supplemental grants and other incentive awards (collectively, "Awards") to employees of the Company.

     Options granted under the Employee Plan may be either "incentive stock options," within the meaning of Section 422 of the Code, or "nonqualified stock options." The exercise price of options that are intended to be incentive stock options must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant.

     No optionee may be granted incentive stock options under the Employee Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. No optionee may receive under the Employee Plan an aggregate of options and stock appreciation rights covering more than 500,000 shares.

     Employees may only exercise vested options. Unless specified otherwise in the option agreement, options granted under the Employee Plan become vested in increments of 25% each on the first, second, third and fourth anniversaries of the date of grant. Options also become vested in certain circumstances involving a change in control (see below).

     Unless otherwise specified, options granted under the Employee Plan expire ten years after the date of grant, or earlier in the event of death, disability, or termination of service. In general, options expire no later than one year after an optionee dies or becomes disabled, and no later than one year after termination of service. An employee on leave of absence is deemed to have terminated service six months after the leave commences, unless the leave is approved by the Committee (as defined below) administering the Employee Plan or the employee has received a written guarantee of right of reemployment. Except as otherwise determined by the Committee, all options which are not vested immediately prior to death, disability, last day of employment or date of a change in status are terminated.

     Payment for shares must be made in full at the time of exercise with respect to a stock option. The form of consideration payable under exercise of an option shall, at the discretion of the Committee, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to certain restrictions, by delivery of shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise as described in the Employee Plan; (iii) by the issuance of a promissory note acceptable to the Committee administering the Employee Plan; (iv) by the issuance by a broker of an undertaking to deliver the exercise price; or (v) pursuant to any combination of the above methods or such other methods as may be provided for in the Employee Plan from time to time.

     Stock Appreciation Rights ("SARs") allow an individual to receive cash or stock (or a combination thereof) based on stock price appreciation. Generally, on exercise of an SAR, the holder receives cash or stock (or a combination thereof) in the amount by which the fair market value on the date of exercise exceeds the fair market value on the date the SAR was awarded, times the number of shares to which the SAR is exercised, although the amount payable under an SAR may also be linked to or adjusted for changes in a stock index or indices of one or more other stocks. SARs may be granted alone or in tandem with stock options. In the event the SAR is granted in tandem with an option, the exercise of the SAR will reduce the number of shares exercisable under the option. SARs have the same exercise periods following death, disability or termination of service as are applicable to stock options.

     Restricted Stock Awards are shares of stock purchased by an individual at par value, but which may not be sold, transferred, pledged, assigned or otherwise encumbered until certain conditions are satisfied. The holder of restricted stock has voting rights and the right to receive dividends with respect to the shares. If the individual terminates service with the Company before the conditions are satisfied and the restrictions lapse, whether by reason of death, disability or otherwise, the restricted stock must be resold to the Company at par value.

     Deferred Stock Awards are rights to receive future delivery of unrestricted shares of stock. Such delivery may be contingent on satisfaction of specified conditions. If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.

     Performance Awards are rights to receive cash or stock on the satisfaction of certain performance conditions or goals, whether corporate, individual, industry, or some other goal or combination of goals. If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.

     Participants may also receive, at the discretion of the Committee, a loan to purchase stock under an Award or to pay federal, state and local income taxes with respect to income recognized as a result of an Award. Such loans may not exceed ten years in duration.

     Supplemental Grants are cash amounts designed to make a participant whole with respect to tax liabilities, by providing for payment to the participant of a tax gross-up payment in an amount which, net of taxes, does not exceed the tax liability with respect to an Award (assuming the highest marginal rate for federal, state and local income taxes). If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.

     The Employee Plan provides that it is to be administered by a committee of the Board of Directors, which committee shall consist of at least two directors, all of whom shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (the "Committee"). The Committee has broad discretion to determine the persons entitled to receive options and/or other Awards under the Employee Plan, the terms and conditions on which options and/or Awards are granted and the number of shares subject thereto. The Committee also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the Employee Plan. The Committee may at any time or times amend the Employee Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Employee Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Employee Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Employee Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) or for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     In the event of a change in control of the Company, certain provisions take effect to accelerate the vesting of outstanding options and SARs and to provide for cash payment in settlement of unexercised options. On the twentieth (20th) trading day prior to the effective date of a change in control all stock options and SARs not otherwise vested become fully vested, and any restrictions or other conditions applicable to restricted stock or other incentives awarded lapse or are deemed satisfied and such awards become fully vested and/or immediately payable. In addition, the value of any canceled award is paid out in cash unless the award holder receives either (i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. A change-in-control is defined to include: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company (as defined below); (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 66 2/3% of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or (4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change in control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Employee Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under an Award granted pursuant to the Employee Plan.

Proposed Amendments to the Employee Plan

     If the Amendments to the Employee Plan are approved by the stockholders (i) compensation attributable to future stock options or future stock appreciation rights granted under the Employee Plan should constitute "qualified performance-based compensation" as defined in Section 162(m) and thereby retain its tax deductibility, (ii) future options granted under the Employee Plan will qualify as incentive stock options (as defined below) and the aggregate number of shares of Common Stock that may be delivered under the Employee Plan will be increased from 900,000 shares to 6,000,000 shares and (iii) the aggregate number of shares issuable under the Employee Plan and (iv) the number of shares subject to options and SARs that can be granted to any individual will be increased from 500,000 to 2,000,000.

Employee Plan Benefits

     The Company cannot currently determine the exact number of shares subject to Awards that may be granted in the future to executive officers and key employees generally under the Employee Plan. Subject to stockholder approval of the Amendments, the Company has granted pursuant to the Employee Plan to J. Wayne Harris options to purchase 500,000 shares at an exercise price equal to $1.375, which are immediately exercisable; (ii) options to purchase 100,000 shares at an exercise price equal to $1.375, which become exercisable immediately upon approval by stockholders of the Amendments; (iii) options to purchase 200,000 shares at an exercise price equal to $1.375, which shall become exercisable subject to the Company's achievement of certain earnings targets;
(iv) options to purchase 150,000 shares at an exercise price equal to $2.375, which become exercisable on and after August 1, 1998; (v) options to purchase 150,000 shares at an exercise price equal to $3.375, which become exercisable on and after August 1, 1999; and (vi) options to purchase 150,000 shares at an exercise price equal to $4.375, which become exercisable on and after August 1, 2000. See "Compensation of Executive Officers - Harris Employment Agreement." Options to purchase an aggregate of 1.8 million shares of Common Stock at an exercise price of $1.85 were granted to each of the Company's salaried exempt employees and store mangers, as indicated in the New Plan Benefits table shown below. The Company granted to Gary Philbin, subject to shareholder approval (i) options to purchase 150,000 shares at an exercise price equal to $2.125, which became exercisable immediately; (ii) options to purchase 50,000 shares at an exercise price equal to $2.125, which shall become exercisable subject to the Company's achievement of certain earnings targets; (iii) options to purchase 100,000 shares at an exercise price equal to $2.875, which become exercisable on and after October 3, 1998; (v) options to purchase 75,000 shares at an exercise price equal to $3.625, which become exercisable on and after October 3, 1999; and (vi) options to purchase 75,000 shares at an exercise price equal to $4.315, which become exercisable on and after October 3, 2000. See "Compensation of Executive Officers - Philbin Employment Agreement."


                                NEW PLAN BENEFITS
                           1995 Equity Incentive Plan

           Name and Position                               Number of Units
           -----------------                               ---------------

Executive Group                                                31,500
Non-Executive Officer Employee Group                         1,768,500

Federal Tax Consequences

     The statements in the following paragraphs of the principal federal income tax consequences of options and SARs granted under the Employee Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). Because only options and SARs are currently outstanding under the Employee Plan and there is no current intention to grant awards other than options and SARs, the discussion set forth below only addresses the principal federal income tax consequences of options and SARs. The law is technical and complex and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the Employee Plan are intended to meet the definitional requirements of Section 422(b) for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-qualified Options and Stock Appreciation Rights."

     Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded 18 months and the employee held such shares as a capital asset at such time).

     The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

     Non-Qualified Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the Employee Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or an SAR will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

     Change in Control. As described above, upon a "change in control" of the Company, all the then outstanding stock options and SARs will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the Employee Plan that vest upon a "change in control" equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that options and SARs granted under the Employee Plan should qualify for the performance-based compensation exception to Section 162(m).

Accounting Treatment

     Generally, for an option granted with an exercise price at fair market value at the time of grant, the Company will not incur a compensation charge. For options outstanding at the time of stockholder approval, the Company will incur a charge based on the amount by which the fair market value of shares subject to the option, determined on the date of stockholder approval, exceeds the exercise price of the option. For restricted stock, the Company will incur a charge taken ratably over the vesting period of the stock, based on the fair market at the time of the award. For other Awards, generally the Company will incur a charge taken ratably over the vesting period, and increased or decreased each quarter to take into account changes in market value.

                                  PROPOSAL FIVE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 28, 1998. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     The Company knows of no other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the Annual Meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Nominations of persons for election to the Board of Directors at an annual meeting or by the written consent of the stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with certain notice procedures. A stockholder's nomination of a person for election to the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, not less than sixty days prior to the meeting or the date the stockholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. In connection with any annual meeting, the Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure, or otherwise properly made by the Board of Directors, was defective and shall be disregarded.

              STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

     Federal proxy rules specify what constitutes timely submission for a stockholder proposal to be included in a subsequent proxy statement. Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders generally must be received by the Company at its principal executive offices no later than July 6, 1998, in order to be considered for inclusion in the Company's proxy statement relating to that meeting. In addition, to be properly brought before the meeting under the Company's Bylaws, a stockholder's notice must be received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, within the time specified in the federal proxy rules for timely submission of a stockholder proposal or, if not within such time, then not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Company's Bylaws, and if he should so determine, he is required to so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                               The Board of Directors





     The Annual Report to Stockholders of the Company for the fiscal year ended March 29, 1997 is being mailed concurrently with this proxy statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BUT WITHOUT EXHIBITS, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE GRAND UNION COMPANY, 201 WILLOWBROOK BOULEVARD, WAYNE, NEW JERSEY 07470

                                   APPENDIX A



                             THE GRAND UNION COMPANY
                          ASSOCIATE STOCK PURCHASE PLAN
                                Table of Contents


 1. Purpose............................................................     2
 2. Definitions........................................................     2
 3. Eligibility........................................................     3
 4. Offering Period....................................................     3
 5. Participation......................................................     3
 6. Contributions......................................................     4
 7. Grant of Option....................................................     4
 8. Exercise of Option.................................................     5
 9. Delivery...........................................................     5
10. Withdrawal; Termination of Employment..............................     6
11. Stock..............................................................     6
12. Administration.....................................................     7
13. Non-transferability................................................     7
14. Statements.........................................................     7
15. Changes in Capitalization..........................................     7
16. Certain Corporate Transactions.....................................     8
17. Amendment..........................................................     8
18. Stockholder Approval...............................................     8
19. Termination........................................................     9
20. Employment Relationship............................................     9
21. Notices............................................................     9
22. Government and Other Regulations...................................     9
23. Applicable Law.....................................................     9

                             THE GRAND UNION COMPANY
                          ASSOCIATE STOCK PURCHASE PLAN

     The following constitutes the provisions of The Grand Union Company Associate Stock Purchase Plan (herein called the "Plan"). As used herein the terms "Company" and "Grand Union" refer to The Grand Union Company and, where appropriate, any Participating Company of The Grand Union Company.

1. Purpose.

     The purpose of the Plan is to align Associate interests more closely with stockholder interests, foster continued cordial Associate relations, and provide additional compensation in exchange for the future services of Associates, all by providing Associates of the Company with an opportunity to purchase Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code and the regulations promulgated thereunder.

2. Definitions.


     (a) "Associate"  means  an  employee  of  The  Grand  Union  Company   or a
Participating Company.

     (b) "Board" means the Board of Directors of The Grand Union Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer this Plan.

     (e) "Common Stock" means the Company's common stock, par value of $0.01 per share.

     (f) "Deduction Account" means a bookkeeping account maintained by the Company to keep track of a Participant's payroll contributions within a particular Offering Period prior to the Purchase Date.

     (g) "Eligible Associate" has the meaning specified in Section 3.

     (h) "Fair Market Value" means, with respect to the Company's Common Stock as of a specific date, the last sale price on that date as reported by the principal exchange on which the Company has listed its Common Stock for trading or by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use (each, a "nationally recognized exchange"), or if no sale is made on such date, the corresponding last sale price on the first preceding date on which the Company's Common Stock was sold. If the Company's Common Stock is not listed for trading on any nationally recognized exchange, then "Fair Market Value" means the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Committee; or if such prices are not available, the Fair Market Value of such Stock as of such date as determined in good faith by the Committee.

     (i) "Offering Period" has the meaning specified in Section 4.

     (j) "Option Grant Date" means the first Trading Day of each Offering Period of the Plan.

     (k) "Option Price" has the meaning specified in Section 7.

     (l) "Participant" means an Eligible Associate who has become a Participant in the Plan pursuant to Section 5.

     (m) "Participating   Company"  means   any  present  or  future  parent  or
subsidiary of the Company (determined by reference to Section 424 of the Internal Revenue Code) designated by the Board to be a Participating Company.

     (n) "Plan Agent" means a third party selected by the Company to hold shares, maintain records and provide administrative services with respect to the Plan.

     (o) "Purchase   Account"   means  an  account  in  the  Participant's  name
maintained by the Plan Agent, which reflects the number of shares purchased under the Plan by the Participant and credited pursuant to Section 9.

     (p) "Purchase Date" means the last Trading Day of each Offering Period of the Plan.

     (q) "Trading Day" means a day on which the stock exchange, which trades Grand Union Common Stock, is open for trading.

3. Eligibility.

     Any Associate who has been continuously employed with the Company for a period of at least six months ending on or prior to the first day of an Offering Period shall be an Eligible Associate with respect to such Offering Period, unless the Associate is on a leave of absence at the beginning of the Offering Period. An Associate who has been continuously employed shall be an Eligible Associate as of the date in the sixth month after the Associate's employment commencement date, which corresponds numerically with the Associate's employment commencement date. Members of the Board or the Committee who are Eligible Associates are permitted to participate in the Plan.

4. Offering Period.

     Absent action by the Board, each Offering Period, with the exception of the initial Offering Period, shall be for a period of three calendar months, commencing on the first day of January, April, July and October and ending, respectively, on the last day of March, June, September and December. The Board may, without shareholder approval, (i) change the commencement date and duration of Offering Periods with respect to future offerings, if such change is announced at least thirty (30) days prior to the scheduled beginning of the first Offering Period to be affected by such change or (ii) cancel an offering at any time prior to the commencement date. The Board has established that the initial Offering Period under the Plan shall be for a period of two (2) months commencing November 1, 1997 and concluding December 31, 1997. An Offering Period shall be deemed to have ended on the effective date upon which the Plan is terminated in accordance with the provisions of Section 19.


5. Participation.

     An Associate may become a Participant by completing an enrollment form provided by the Company and filing that form with the designated Company office not later than the fifteenth (15th) day prior to the commencement of an Offering Period with respect to which he or she is an Eligible Associate, subject to the limitations imposed by the Plan. Enrollment forms for the initial Offering Period must be received by the designated Company office not later than seven
(7) days prior to the commencement of the initial Offering Period. An Associate who becomes an Eligible Associate after the first day of an Offering Period may not participate in the Plan until the next Offering Period.

6. Contributions.

     (a) At the time a Participant files his or her enrollment form, he or she shall elect to have payroll contributions deducted on each payday during the Offering Period, subject to the maximum prescribed in Section 6(e). Unless the Committee provides otherwise, the amount to be deducted from each Participant's pay is to be designated as a specific dollar amount, with a minimum deduction of Four Dollars ($4) per weekly payroll period and a maximum deduction of Four Hundred Dollars ($400) per weekly payroll period. All payroll contributions authorized by a Participant shall be withheld by the Company from the Participant's pay and the Company shall maintain a Deduction Account in the name of the Participant until such amounts are credited to the Participant's Purchase Account as of the next Purchase Date.

     (b) A Participant's payroll deduction election shall remain in effect until changed or revoked or participation is otherwise terminated as provided in
Section 10, or by the Company. Payroll contributions shall be made for each payroll period ending during a particular Offering Period.

     (c) A Participant may make additional contributions, subject to the limits of Section 6(e), by making payment in the manner specified by the Company at least fifteen (15) days prior to the end of the Offering Period.

     (d) A Participant may discontinue his or her participation in the Plan as provided in Section 10, and may decrease or increase the rate of his or her payroll contributions during the Offering Period by completing and filing with the Company a new authorization for payroll deduction. The new authorization must be received by the Company at least fifteen (15) days prior to the proposed effective date of the change.

     (e) The aggregate of all payroll contributions and additional contributions per Eligible Associate during an Offering Period shall not exceed Five Thousand Two Hundred Dollars ($5,200), unless the Offering Period is other than a period of three calendar months, in which case such aggregate deductions and contributions shall not exceed the product of Four Hundred Dollars ($400) times the number of weeks during the Offering Period with respect to which such amounts are accumulated, rounded to the nearest full week.

     (f) All payroll contributions or additional contributions received or held by the Company or the Plan Agent under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such amounts.

     (g) No interest shall accrue on amounts held in a Participant's Deduction Account or Purchase Account.

     (h) Contributions and deductions during a particular Offering Period may not be withdrawn prior to the Purchase Date, except as provided under Section 10.

     (i) No further contributions may be made by a Participant after the date on which his or her employment with the Company, or any Participating Company, terminates for any reason.

7. Grant of Option.

     (a) On each Option Grant Date, each Participant in the Plan shall be deemed to have been granted an option to purchase (at the per share Option Price) a maximum number of shares of the Company's Common Stock, rounded to the nearest ten thousandth of a share, determined by dividing: (i) Five Thousand Two Hundred Dollars ($5,200), by (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on such Option Grant Date; but in no event shall such number be greater than the amount permitted under Section 7(b) of this Plan. For any Offering Period which is not a calendar quarter, the amount determined under (i) above shall be no greater than Four Hundred Dollars ($400) times the number of weeks during the Offering Period.

     (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, any option granted to a Participant shall be limited so that:

          (i) immediately after the grant, such Participant would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including stock which the Participant may purchase under outstanding options and stock the ownership of which is attributed to the Participant under Section 424(d) of the Code), and

          (ii) the Participant's rights to purchase shares under all employee stock purchase plans of the Company and its parent or subsidiaries shall not accrue (i.e., first become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is exercisable and outstanding at any time.

     (c) The Option Price per share of such shares shall be the lower of: (i) 85% of the Fair Market Value of a share of the Company's Common Stock on the Option Grant Date; or (ii) 85% of the Fair Market Value of a share of the Company's Common Stock on the Purchase Date. In each case, the per share Option Price shall be rounded to the nearest ten thousandth of a dollar.

8. Exercise of Option.

     (a) Automatic Exercise. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically for the number of whole and fractional shares (rounded to the nearest ten-thousandth) which the amount in the Participant's Purchase Account on the Purchase Date could purchase at the Option Price, but not in excess of the number of shares determined in Section 7(a). An option is exercisable only on the Purchase Date and only to the extent of the amount in the Participant's Purchase Account. A Participant's option to purchase shares hereunder is exercisable only by the Participant or, in the event of the Participant's death or incompetence, by the Participant's legal representative. No options shall be exercisable unless and until stockholders approve this Plan within twelve months before or after its adoption by the Board of Directors.

     (b) Withholding Taxes. The Company may prescribe procedures under which the amount of federal, state or local taxes required to be withheld must be paid to the Company by a Participant before shares are issued to that Participant, or may be deducted, either at the time of exercise or following disposition of shares purchased, from a Participant's pay, the Participant's Deduction Account or the Participant's Purchase Account.

     (c) Excess Contributions. Any excess contributions remaining in the Participant's Purchase Account after each purchase of the shares on the Purchase Date will be credited to the Participant through the Company payroll or otherwise be paid directly to the Participant by check, at the Company's discretion.

9. Delivery.

     As promptly as practicable after each Purchase Date of each offering, the Company shall arrange to have credited to the Participant's Purchase Account the number of whole and fractional shares purchased by the Participant. Shares issued under the Plan may be issued only in the name of the Participant or in the street name for the company holding shares for the Plan Agent. Shares held in a Participant's Purchase Account may be transferred from that account at any time by sale, gift, will, operation of the laws of descent and distribution, or domestic relations order. Shares may not be issued to the Participant in certificate form or transferred (other than by sale, gift, will, operation of the laws of descent and distribution, or domestic relations order) within two years from the Option Grant Date applicable to the shares being transferred, without the written consent of the Company. In the event shares are distributed to the Participant in certificate form, the Participant shall receive a certificate for the number of whole shares requested, and if no other whole shares remain, shall receive cash in lieu of any fractional share, based on the selling price of shares sold to cover the fractional share.

10. Withdrawal; Termination of Employment.

     (a) Retirement. On termination of the Participant's employment by reason of retirement, in accordance with Company policy, the Participant may withdraw any or all amounts held in his or her Deduction Account and shares credited to his or her Purchase Account by filing a written request with the designated office of the Company at least fifteen (15) days prior to the end of the Offering Period. Amounts not withdrawn from the Participant's Deduction Account will be applied to purchase shares at the end of the Offering Period.

     (b) Termination. If the Participant's employment is terminated prior to the end of an Offering Period for any reason other than retirement, including permanent disability or death, and such termination is recorded on Company records prior to the end of the Offering Period, the payroll contributions and additional contributions credited to the Participant's Deduction Account will be returned to him or her, or in the case of his or her death, to the executor or administrator of his or her estate, and his or her option will be canceled.

     (c) Leave of Absence. An Eligible Associate or a Participant who has been granted a leave of absence shall, for purposes of the Plan, be deemed an Associate for the first 90 days of such leave of absence, and thereafter shall, for the purposes of the Plan, be deemed to have terminated employment on the 91st day of such leave of absence. Payroll contributions for a Participant who has been on a leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant, unless the Participant has been on a leave of absence for more than ninety (90) days, or unless the Participant was on leave at the beginning of the Offering Period, in which cases the Participant shall not be permitted to re-enter the Plan until an enrollment form is filed by the Participant with respect to a subsequent Offering Period which commences after such Participant has returned to work from the leave of absence.

     (d) Cessation of Participation. A Participant may terminate participation in the Plan as of any date during an Offering Period by giving written notice thereof (on a form approved by the Committee) to an office designated by the Company at least fifteen (15) days in advance of the proposed effective date of such termination. Nevertheless, if the revocation becomes effective during an Offering Period, any accumulated payroll contributions and additional contributions will be used to purchase shares at the end of the Offering Period. A Participant who terminates participation in the Plan during an Offering Period may not re-enter the Plan until the following Offering Period.

     (e) Involuntary Closure of Account. At the Company's discretion, a Participant's Purchase Account may be closed at any time by distributing directly to the Participant a certificate representing the number of whole shares in the Purchase Account and paying out any fractional shares in cash. A Participant's Purchase Account shall be closed upon or after the Participant's termination of employment if the Participant's Purchase Account consists solely of shares that were purchased as of the end of an Offering Period the first day of which is more than two (2) years prior to the date of the termination of the Participant's employment with the Company or any Participating Company.

11. Stock.

     (a) The maximum number of shares of the Company's Common Stock which may be sold pursuant to all options exercised under the Plan shall be One Million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 15. The shares to be sold to Participants in the Plan may be, at the election of the Company, either treasury shares or authorized but unissued shares. In addition, the Company may acquire shares of the Company's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to purchase pursuant to
Section 8 hereof exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform and equitable a manner as is practicable. In such event, the Company may reduce the rate of payroll contributions as appropriate.

     (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

12. Administration.

     (a) The Plan shall be administered by the Committee. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee may delegate part or all of its responsibilities, other than the authority to amend the Plan, subject to the limitations of law and of the Plan. In the absence of any specific delegation, such responsibilities shall be deemed delegated to the Company.

     (b) The Plan shall be administered in a manner that assures all Participants the same rights and privileges. The Committee shall have the final authority to interpret the Plan, and any decision by the Committee in connection therewith shall be final, conclusive and binding upon all Participants and other persons.

     (c) No member of the Board or the Committee, and no Associate of the Company, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have, members of the Board, members of the Committee and Associates shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the performance of duties under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the person seeking indemnification is liable for gross negligence or willful misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     (d) All costs and expenses incurred in administering the Plan not chargeable to the Participant's Deduction and/or Purchase Account shall be paid by the Company. The Board or the Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

13. Non-transferability.

     Any option to purchase shares under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect.

14. Statements.

     Statements of account will be delivered to Participants promptly following each Purchase Date, which statements will set forth the amounts of payroll contributions and additional contributions, the per share purchase price, the number of shares purchased and any excess contributions.

15. Changes in Capitalization.

     In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately.

16. Certain Corporate Transactions.

     (a) Cash-Out of Options. Subject to paragraph (c) below, the Board of Directors may elect to terminate this Plan and any pending Offering Period as of the effective date of a Change of Control, in which case the Company shall (1) pay to each Participant whose options have been terminated an amount equal to the Award Value with respect to such options, such payment to be made within 30 days after the Change of Control, and (2) the Company and the Plan Agent shall return to each Participant all payroll contributions withheld and additional contributions credited during the Offering Period in which the Change of Control occurred. For purposes of this section, the Award Value shall be determined as
(i) the amount by which the Market Price exceeds the Option Price, times (ii) the aggregate of payroll contributions and additional contributions so returned to the Participant, divided by the Option Price. The Market Price shall be determined as the average of the Fair Market Value of the Company's Common Stock for the period of twenty (20) trading days ending on the effective date of the Change of Control.

     (b) Property in Lieu of Option. Notwithstanding the foregoing, the termination of options and the payment of Award Values described in paragraph
(a) of this section shall not apply with respect to any transaction in which any of the following occur: (i) the holder of an option receives replacement options, as the case may be, allowing the holder to receive, on the same terms as in the original option, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the option held by such holder immediately prior to the transaction, or (ii) the Plan and all options outstanding thereunder are assumed by the acquiring company, or (iii) the Participant receives a replacement option that satisfies the requirements of Code Section 424(a).

     (c) "Change of Control" means any of the following: (1) any person, entity or Group (defined as persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) entry of any order, judgment or decree of dissolution or split-up of the Company, which remains in effect for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board. Beneficial ownership will be determined by applying the rules applicable under Section 13(d) of the Securities Exchange Act of 1934, as amended.

17. Amendment.

     The Board of Directors may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any Participant without such Participant's consent. No amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board and shall be consistent with the rules of the Securities Exchange Commission, the Code and the rules of the stock exchange(s) on which the Company's shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

18. Stockholder Approval.

     Approval of the stockholders may be obtained either by favorable vote of a majority of the voting stock present or represented and entitled to vote on the matter at a stockholder's meeting at which a quorum representing a majority of the outstanding voting stock is present and voting on the Plan, either in person or by proxy, or by the written consent of the holders of a majority of the outstanding voting stock, in either case with Common Stock and other voting shares convertible into Common Stock being considered together for the purpose of determining a majority of the outstanding voting stock or a majority of the voting stock present or represented and entitled to vote.

19. Termination.

     The Board may terminate the Plan at any time. Unless sooner terminated by the Board, or extended by a vote of stockholders in the manner provided for in
Section 18, this Plan shall terminate on the earlier of September 30, 2007, or the date on which all shares authorized to be issued under the Plan have been purchased. No such termination shall adversely affect options previously granted without the consent of the affected Participants.

20. Employment Relationship.

     Nothing in this Plan shall confer on any person the right to continue in the employ of the Company, or shall interfere with or restrict the rights of the Company, which are hereby expressly reserved, to terminate or modify the employment of any person at any time, with or without cause, subject to the terms and conditions of any applicable collective bargaining agreement.

21. Notices.

     All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Government and Other Regulations.

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and Grand Union's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, State and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for Grand Union, be required.

23. Applicable Law.

     This Plan shall be interpreted in a manner intended to give full effect to the provisions of the Plan, except where to do so would conflict with the laws of the State of Delaware.

                                   APPENDIX B

                             THE GRAND UNION COMPANY
                      EXECUTIVE ANNUAL INCENTIVE BONUS PLAN


     1. Definitions. The following terms when used herein shall have the following meanings:

     1.1. "Base Pay" means a Participant's base salary at the rate in effect at the beginning of the applicable Performance Period.

     1.2. "Committee" means a committee comprised solely of two or more "outside directors" of the Company (as defined in the regulations promulgated under Section 162(m) of the Code).

     1.3. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.4. "Company" means the Grand Union Company, a Delaware corporation, and any of its subsidiaries that adopt this Plan.

     1.5. "Participant" means any executive officer of the Company or its subsidiaries who is designated by the Committee at any time during each Performance Period as a Participant in this Plan for that Performance Period; provided, however, that on the date the executive officer becomes a Participant, it is substantially uncertain whether the Performance Threshold with respect to the applicable Performance Period has been achieved.

     1.6. "Performance Criteria" means one or more of the following business criteria applied to a Participant, a business unit of the Company or the Company and its subsidiaries: consolidated pre-tax earnings; net revenues; net earnings; operating income; earnings before interest and taxes; cash flow; return on equity; return on net assets employed; earnings per share; stock price; market share ; earnings before interest, taxes, depreciation and amortization; pre-tax income before allocation of corporate overhead and bonus; budget; division, group or corporate financial goals; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company; gross profits; economic value-added models; comparisons with various stock market indices or peer-company groups; and/or reductions in cost -- for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles (where applicable) as in effect from time to time and as applied by the Company in the preparation of its financial statements.

     1.7. "Performance Factor" means the percentages, determined based on the actual performance as measured by the Performance Criteria for a Performance Period as follows:

 Performance Factor                       Actual Performance
 ------------------                       ------------------
         0%                       Below Minimum Performance Threshold
         50%                    Equal to Minimum Performance Threshold
        100%                     Equal to Target Performance Threshold
        125%                Equal to or above Maximum Performance Threshold

The Performance Factor shall be interpolated on a straight line basis (i) for actual performance between the Minimum Performance Threshold and the Target Performance Threshold and (ii) for actual performance between the Target Performance Threshold and the Maximum Performance Threshold.

     1.8. "Performance Thresholds" means the performance thresholds established by the Committee pursuant to Section 2.2(c) based on the Performance Criteria for the applicable Performance Period. The Committee shall establish minimum, target and maximum performance thresholds for each Performance Period. In determining the extent to which the Performance Thresholds have been satisfied for a Performance Period, the Performance Thresholds shall be adjusted to reflect any change in accounting standards occurring after the Performance Threshold is established. At the time the Performance Thresholds are established, the Committee shall specify the extent to which, if any, the actual performance shall be determined without regard to acquisitions, dispositions, or other extraordinary events; provided that the exclusion of the impact of such events can be effected under Section 162(m) of the Code.

     1.9. "Performance Period" means the twelve consecutive month period which coincides with the Company's fiscal year or any other period which the Committee, in its sole discretion, selects.

     1.10. "Plan" means The Grand Union Company Executive Annual Incentive Bonus Plan.

     1.11. "Target Bonus Percentage" means the percentage established by the Committee with respect to a Participant pursuant to Section 2.2(b).

2. Administration.

     2.1. The Plan shall be administered by the Committee.

     2.2. At any time on or before the 90th day of each Performance Period that is twelve months long, or at any time on or before the end of the first 25% of any Performance Period, the Committee shall:

          (a)  designate the Participants for that Performance Period;

          (b) establish Targeted Bonus Percentages for the Performance Period for each Participant; and

          (c) establish Performance Thresholds for the Performance Period (which may be different for different Participants) for that Performance Period.

     2.3. Following the close of each Performance Period and prior to payment of any bonus under the Plan for that Performance Period, the Committee shall certify in writing the Performance Factor based on the actual performance for that Performance Period.

3. Bonus Payment.

     3.1. Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

          (a) the Participant's Base Pay for the Performance Period, multiplied by,

          (b) the Participant's Targeted Bonus Percentage for the Performance Period, multiplied by,

          (c)  the Participant's Performance Factor for the Performance Period.

     3.2. Limitations.

          (a) No Payment If Performance Factor Not Achieved. In no event shall any Participant receive a bonus payment hereunder for any Performance Period if the Minimum Performance Threshold for that Performance Period is not achieved.

          (b) Maximum Limit. No Participant shall receive a payment under this Plan for any Performance Period in excess of $1,000,000.

          (c) Committee May Reduce Bonus Payment. The Committee may, in its sole discretion, determine to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

4. Benefit Payments.

     4.1. Time and Form of Payments. Subject to any deferred compensation election pursuant to any such plans, if any, of the Company, benefits shall be paid to a Participant within 30 days after the Committee has certified in writing the Performance Factor for that Performance Period.

     4.2. Nontransferability. Participants and their beneficiaries shall have no right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.3. Tax Withholding. The Company shall withhold from all payments made to participants hereunder all applicable federal, state and/or local taxes which it is required by law to withhold.

5. Amendment and Termination. The Committee may amend this Plan at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6. Miscellaneous.

     6.1. Effective Date. The Plan shall become effective on August 1, 1997, subject to Section 6.9 hereof.

     6.2. Headings. Headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.3. Applicability to Successors. The Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

     6.4. Employment Rights. The provisions of this Plan shall not give any Participant any rights to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto.

     6.5. No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     6.6. Governing Law. The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the laws of the State of New Jersey.

     6.7. Severability. If any provision of the Plan is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     6.8 Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a manner to qualify all compensation paid hereunder as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

     6.9. Stockholder Approval. The effectiveness of the Plan shall be subject to approval by a majority of the stockholders of the Company and no bonus shall be paid under the Plan unless such stockholder approval has been obtained.

                                   APPENDIX C

                             THE GRAND UNION COMPANY
             1995 EQUITY INCENTIVE PLAN, AS PROPOSED TO BE AMENDED(1)

1.  PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of The Grand Union Company (the "Company") by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplemental Grants, or combinations thereof, all as more fully described below.


2.  ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant (as defined below) with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another award in its place on such terms as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties.


--------

(1) The amendments which are being submitted for stockholder approval are indicated herein as double-underlined text for proposed insertions and struck-through text for proposed deletions as compared to the text included in the 1996 Proxy Statement.

Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.


3.  EFFECTIVE DATE AND TERM OF PLAN


The Plan will be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of at least two directors, all of whom shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under 1934 Act. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.


     No Award may be granted under the Plan after October 26, 2005, but Awards previously granted may extend beyond that date.


4.  SHARES SUBJECT TO THE PLAN


     Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 6,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.


     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.


     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted under the Plan to any Participant is 2,000,000. For purposes of this paragraph, except as otherwise provided in regulations or other guidelines issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), any repricing of an Option or Stock Appreciation Right shall be treated as an original grant.



5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan ("Participants") will be "employees" or "salaried employees" of the Company or any of its subsidiaries ("Employees") and other persons or entities (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  TYPES OF AWARDS

     6.1. Options.

     (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

     Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

          (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

          (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

          (3) The Committee may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. Options granted under any single Award will become exercisable at such time or times, and on such conditions, as the Committee may specify; provided, however, that if the Committee does not so specify, 25% of the shares subject to the Award may be purchased commencing one year after the date of grant, and an additional 25% of such shares may be purchased commencing on the second, third and fourth anniversaries of the grant. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised.

     (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's promissory note or personal check.

     (f) Discretionary Payments. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Committee may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Committee may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Committee.

     6.2. Stock Appreciation Rights.

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     Except  as  provided  below,  a  Stock   Appreciation  Right  entitles  the
Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. The Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Committee may also grant Stock Appreciation Rights providing that following a change in control of the Company, as determined by the Committee, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

          (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (4) The Stock Appreciation Right will be transferable only with the related Option.

          (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

     (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     6.3. Restricted and Unrestricted Stock.

     (a) Nature of Restricted Stock Award. A Restricted Stock Award entitles the recipient to acquire, for a purchase price equal to par value, shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock").

     (b) Acceptance of Award. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

     (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

     (d) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason, must be offered to the Company for purchase for the amount of cash paid for the Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify. Upon lapse of all restrictions, Stock will cease to be restricted for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

     (e) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

     (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g) Unrestricted Stock. The Committee may, in its sole discretion, approve the sale to any Participant of shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

     6.4. Deferred Stock.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any award described in this Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     6.5. Performance Awards; Performance Goals.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. "Performance Goals" are goals which may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the award.

     (b) Other Awards Subject to Performance Conditions. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

     6.6. Loans and Supplemental Grants.

     (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     (b) Supplemental Grants. In connection with any award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to
(1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.


7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1. Death.

     If a Participant dies, the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined by the Committee.

     7.2. Termination of Service (Other Than By Death).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being herein referred to as a "Status Change"), the following will apply:


     (a) Except as otherwise determined by the Committee: (i) all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change, (ii) any ISOs that were immediately exercisable prior to the Status Change will continue to be exercisable for a period of three months from the date of the Status Change and shall thereupon terminate unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Option, and (iii) any other Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of one year from the date of the Status Change (or such other period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence of one year or less or approved for purposes of the Plan by the Committee, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.


     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3. Certain Corporate Transactions.

     (a) Subject to paragraph (c) below, as of the twentieth (20th) trading day prior to the effective date of a Change of Control, (1) each outstanding Option and each outstanding Stock Appreciation Right shall become exercisable in full,
(2) the restrictions shall be removed from each outstanding share of Restricted Stock, (3) the Company shall make all payments and provide all benefits under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), (4) subject to paragraph (c) of this section, the Company shall pay to each holder of Options and Restricted Stock whose Options (other than ISOs granted prior to July 1, 1996) and Restricted Stock have been terminated, an amount equal to the Award Value with respect to such Options or Restricted Stock, such payment to be made by cash or certified check within 30 days after the Change in Control, and (5) the Committee may, in its sole discretion, forgive all or any portion of the principal of or interest on a Loan. For purposes of this section, the Award Value shall be determined as the difference between (i) the exercise price of the Option or the purchase price of the Restricted Stock and (ii) the Market Price, times (iii) the number of shares covered by the Option or the Restricted Stock award, as the case may be. The Market Price shall be determined as the average of the fair market value of the Stock for the period of twenty (20) trading days ending on the effective date of the covered transaction.

     (b) "Change of Control" means any of the following: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.


     (c) Notwithstanding the foregoing, the termination of Options and the payment of Option Values described in paragraph (a) of this section shall not apply with respect to any transaction in which the holder of an Option or Restricted Stock receives either: (i) replacement options or restricted stock, as the case may be, allowing the holder to receive, on the same terms as in the original Option or Restricted Stock, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the Option or restricted stock held by such holder immediately prior to the transaction, or (ii) if pooling of interests is a condition of the transaction, a replacement equity interest which enables the transaction to qualify for pooling of interests.


8.  GENERAL PROVISIONS

     8.1. Documentation of Awards.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2. Rights as a Stockholder, Dividend Equivalents.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for investment of such amounts on behalf of the Participant.

     8.3. Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the company is satisfied as to the authority of such representative.

     8.4. Tax Withholding,

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock receiving upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5. Nontransferability of Awards.

     Unless otherwise provided in the Participant's agreement, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     8.6. Adjustments in the Event of Certain Transactions.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4 above .

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     8.7. Employment Rights, Etc.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or any subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship event if the termination is in violation of an obligation of the Company to the Participant.

     8.8. Deferral of Payments.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9. Past Services as Consideration.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.


     8.10 Applicable Law

     This Employee Plan, all options granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.


9. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code and to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

                            THE GRAND UNION COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               NOVEMBER 20, 1997


     The undersigned hereby nominates, constitutes and appoints J. Wayne Harris and Jeffrey P. Freimark, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE GRAND UNION COMPANY which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, 07495, at 10:00 a.m. on November 20, 1997, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

     THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" APPROVAL OF THE ASSOCIATE STOCK PURCHASE PLAN, "FOR" APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE BONUS PLAN, "FOR" APPROVAL OF THE AMENDMENTS TO THE 1995 EQUITY INCENTIVE PLAN, "FOR" RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT --  PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY    /X/

1. ELECTION OF DIRECTORS
   / / FOR                             / / WITHHELD

     Election of the following nominees as directors: J. Wayne Harris, Roger E. Stangeland, James J. Costello, Jordan H. Krimstein, Mark H. Manski, Clifford A. Miller, Geoffrey T. Moore, Gary M. Philbin, Martha A. Pritchard and J. Richard Stonesifer and.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE BOX ABOVE. TO WITHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2.   APPROVAL OF THE ASSOCIATE STOCK PURCHASE PLAN:

     / / FOR             / / AGAINST                / / ABSTAIN

3.   APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

     / / FOR             / / AGAINST                / / ABSTAIN

4.   APPROVAL OF THE AMENDMENTS TO THE 1995 EQUITY INCENTIVE PLAN

     / / FOR             / / AGAINST                / / ABSTAIN

5.   RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT
     ACCOUNTANTS:

     / / FOR             / / AGAINST                / / ABSTAIN

6. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


Signature(s) __________________________

Date ____________________________, 1997

     Please date and sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such. Joint owners each sould sign personally,